                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2000

                              MARKEL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Virginia
        (State or other jurisdiction of incorporation or organization)

          001-15811                                      54-1959284
         (Commission                                  (I.R.S. employer
         file number)                              identification number)

            4521 Highwoods Parkway, Glen Allen, Virginia 23060-3382
                   (Address of principal executive offices)
                                  (Zip code)

                                (804) 747-0136
             (Registrant's telephone number, including area code)

                             Markel Holdings, Inc.
                                 (Former name)

Item 2.  Acquisition or Disposition of Assets

On March 24, 2000 Markel Corporation, formerly Markel Holdings, Inc., (the Registrant) completed its acquisition of Terra Nova (Bermuda) Holdings Ltd. ("Terra Nova"). As a result of the transaction, Terra Nova and Markel North America Inc., formerly Markel Corporation, became wholly owned subsidiaries of the Registrant. The Registrant issued approximately 1.75 million common shares and contingent value rights and paid approximately $325 million in cash to Terra Nova shareholders in the transaction. Total consideration paid for Terra Nova was approximately $662 million, including $12 million of direct acquisition costs and $31.5 million of Terra Nova shares purchased by Markel in the open market. The registrant funded the transaction with available cash of approximately $123.5 million, issuance of the Registrant's common shares and contingent value rights of $293.5 million and borrowings of approximately $245 million under the Registrant's $400 million credit facility. In addition, Terra Nova's $175 million of debt will remain outstanding. Former Markel Corporation shareholders received approximately 5.6 million of the Registrant's common shares in the transaction.

The acquisition will be accounted for as a purchase transaction. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired will be recorded as goodwill and will be amortized using the straight-line method over 20 years.

Markel Corporation (the Company) markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, the Company seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting profits and superior investment returns to build shareholder value.

Terra Nova is the holding company for five wholly owned entities; Terra Nova Insurance Company Limited in the United Kingdom, Terra Nova (Bermuda) Insurance Company Ltd., Compagnie de Reassurance D'Ile de France in Paris, France, and Terra Nova Capital Limited and Octavian Syndicate Management Limited which manages six Lloyd's syndicates in which the Company has a participation. Through these companies, Terra Nova underwrites a diverse property, casualty, marine and aviation insurance and reinsurance business on a worldwide basis.

Pursuant to Rule 12g-3(c) and (d) under the Exchange Act, the common shares of the Registrant issued in the merger and scheme of arrangement contemplated by the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, as amended, between Markel Corporation, a Virginia corporation (now Markel North America, Inc.) and Terra Nova (Bermuda) Holdings Ltd., a Bermuda corporation, are deemed registered under Section 12(b) of the Exchange Act.

"Safe Harbor" Statement

This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain statements that are contained herein are forward-looking statements that involve risks and uncertainties. Future actual results may materially differ from those in these statements because of many factors. The Registrant will be increasing Terra Nova's focus on underwriting profitability. This may lead to the repricing or discontinuance of poor performing lines of business, reorganization of business units to achieve operating efficiencies and a review of Terra Nova's reinsurance programs to assess their effectiveness. The outcome of these initiatives is difficult to predict with certainty. Insurance industry price competition has made it more difficult to attract and retain adequately priced business. Changing legal and social trends and inherent uncertainties in the loss estimation process can adversely impact the adequacy of loss reserves. The Company's potential underwriting exposure to

Year 2000 claims are difficult to predict with any certainty. Regulatory actions can impede the Company's ability to charge adequate rates and efficiently allocate capital. The frequency and severity of natural catastrophes are highly variable. Economic conditions and interest rate volatility can have significant impacts on the market value of fixed maturity and equity investments. Accordingly, the Company's premium growth, underwriting and investing results have been and will continue to be potentially materially affected by these factors.


Item 7. Financial Statements, Pro Forma Condensed Consolidated Financial Information and Exhibits

(a) Financial Statements of Business Acquired

         The following financial statements of Markel Corporation are filed as part of this report:

         Independent Auditors' Report
         Consolidated Balance Sheets as of December 31, 1999 and 1998 Consolidated Statements of Income and Comprehensive Income for the
               Years Ended December 31, 1999, 1998 and 1997
         Consolidated Statements of Changes in Shareholders' Equity for the
               Years Ended December 31, 1999, 1998 and 1997
         Consolidated Statements of Cash Flows for the Years Ended December 31,
               1999, 1998 and 1997
         Notes to Consolidated Financial Statements

         The following financial statements of Terra Nova. are filed as part of this report:

         Report of Independent Accountants
         Consolidated Balance Sheets as of December 31, 1999 and 1998 Consolidated Statements of Operations for the Years Ended December 31,
               1999, 1998 and 1997
         Consolidated Statements of Comprehensive Income for the Years Ended
               December 31, 1999, 1998 and 1997
         Consolidated Statements of Shareholders' Equity for the Years Ended
               December 31, 1999, 1998 and 1997
         Consolidated Statements of Cash Flows for the Years Ended December 31,
               1999, 1998 and 1997
         Notes to Consolidated Financial Statements

(b)      Pro Forma Condensed Consolidated Financial Information (Unaudited)

         The following pro forma financial information is included as part of this report:

         Introduction
         Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 Pro Forma Condensed Consolidated Statement of Income for the Year Ended
               December 31, 1999
         Notes to Pro Forma Condensed Consolidated Financial Statements

(c)      Exhibits

         The Exhibits listed on the Exhibit Index are filed as part of this report.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MARKEL CORPORATION

Date: April 10, 2000                      By: Darrell D. Martin
                                         ---------------------
                                         Executive Vice President
                                         And Chief Financial Officer



                                 EXHIBIT INDEX

2 Agreement and Plan of Merger and Scheme of Arrangement dated August 15, 1999, among Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., as amended /a/
4 Credit Agreement dated December 21, 1999, as amended among Markel Corporation, Markel Holdings, the lenders referred to herein and First Union National Bank, as Agent (4) /b/

         /a/ Incorporated by reference from Appendix A to the Revised Proxy Statement/Prospectus dated February 10, 2000.(Registration Statement No. 333-88609)
         /b/ Incorporated by reference from Exhibit 4 to Markel Holdings, Inc. Form 10-K dated March 17, 2000.

Item 7a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

--------------------------------------------------------------------------------

Independent Auditors' Report


[LOGO OF KPMG]


The Board of Directors and Shareholders
Markel Corporation:

We have audited the accompanying consolidated balance sheets of Markel Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Markel Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.


/s/ KPMG LLP


Richmond, Virginia
February 1, 2000

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------


CONSOLIDATED BALANCE SHEETS

                                                                                                  December 31,
                                                                                           --------------------------
                                                                                              1999            1998
---------------------------------------------------------------------------------------------------------------------
                                                                                             (dollars in thousands)
ASSETS
Investments, available-for-sale, at estimated fair value
     Fixed maturities (cost of $1,214,603 in 1999 and $1,041,155 in 1998)                  $1,177,151      $1,070,978
     Equity securities (cost of $243,145 in 1999 and $200,004 in 1998)                        304,241         317,887
     Short-term investments (estimated fair value approximates cost)                          141,747          92,228
---------------------------------------------------------------------------------------------------------------------
     TOTAL INVESTMENTS, AVAILABLE-FOR-SALE                                                  1,623,139       1,481,093
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                       1,813           1,527
Receivables                                                                                    98,681          68,138
Reinsurance recoverable on unpaid losses                                                      378,738         198,288
Reinsurance recoverable on paid losses                                                         43,131          21,205
Deferred policy acquisition costs                                                              50,800          40,471
Prepaid reinsurance premiums                                                                   69,591          42,241
Intangible assets                                                                              92,314          35,298
Other assets                                                                                   97,098          33,003
---------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                          $2,455,305      $1,921,264
=====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses                                                 $1,343,616      $  933,830
Unearned premiums                                                                             276,910         205,908
Payables to insurance companies                                                                60,706          22,715
Long-term debt (estimated fair value of $163,881 in 1999 and $96,931 in 1998)                 167,984          93,219
Other liabilities                                                                              72,670          90,291
Company-Obligated Mandatorily Redeemable Preferred Capital Securities
     of Subsidiary Trust Holding Solely Junior Subordinated Deferrable
     Interest Debentures of Markel Corporation (estimated fair value
     of $124,500 in 1999 and $144,453 in 1998)                                                150,000         150,000
---------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                                                      2,071,886       1,495,963
---------------------------------------------------------------------------------------------------------------------
Shareholders' equity
     Common stock                                                                              25,625          25,415
     Retained earnings                                                                        342,426         303,878
     Accumulated other comprehensive income
         Net unrealized holding gains on fixed maturities and equity securities,
         net of taxes of $8,276 in 1999 and $51,698 in 1998                                    15,368          96,008
---------------------------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                                               383,419         425,301
Commitments and contingencies
---------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                            $2,455,305      $1,921,264
=====================================================================================================================

See accompanying notes to consolidated financial statements.

--------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                                         Years Ended December 31,
                                                               ---------------------------------------------
                                                                  1999           1998            1997
------------------------------------------------------------------------------------------------------------
                                                             (dollars in thousands, except per share data)
OPERATING REVENUES
Earned premiums                                                $ 437,196       $ 333,267       $ 332,878
Net investment income                                             87,681          71,046          68,653
Net realized gains (losses) from investment sales                   (897)         20,558          15,834
Other                                                                341           1,130           1,682

------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING REVENUES                                    524,321         426,001         419,047
============================================================================================================

OPERATING EXPENSES
Losses and loss adjustment expenses                              283,630         203,336         210,061
Underwriting, acquisition and insurance expenses                 156,703         124,841         120,076
Amortization of intangible assets                                  5,398           2,033           2,435
------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING EXPENSES                                    445,731         330,210         332,572
------------------------------------------------------------------------------------------------------------
     OPERATING INCOME                                             78,590          95,791          86,475
============================================================================================================
Interest expense                                                  25,150          20,406          20,124
------------------------------------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAXES                                   53,440          75,385          66,351
Income tax expense                                                12,826          18,092          15,924
------------------------------------------------------------------------------------------------------------
     NET INCOME                                                $  40,614       $  57,293       $  50,427
============================================================================================================

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gains (losses) on securities, net of taxes
     Net holding gains (losses) arising during the period      $ (81,223)      $  24,112       $  51,800
     Less reclassification adjustments for gains (losses)
         included in net income                                      583         (13,363)        (10,292)
------------------------------------------------------------------------------------------------------------
     TOTAL OTHER COMPREHENSIVE INCOME (LOSS)                     (80,640)         10,749          41,508
------------------------------------------------------------------------------------------------------------
     COMPREHENSIVE INCOME (LOSS)                               $ (40,026)      $  68,042       $  91,935
============================================================================================================
NET INCOME PER SHARE
     Basic                                                     $    7.27       $   10.41       $    9.20
     Diluted                                                   $    7.20       $   10.17       $    8.92
============================================================================================================

See accompanying notes to consolidated financial statements.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                                   Accumulated
                                                                                                      Other
                                                         Common        Common        Retained     Comprehensive
                                                         Shares         Stock        Earnings         Income           Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                                  (in thousands)
Shareholders' Equity at January 1, 1997                   5,458       $  24,347      $ 200,237       $  43,751       $ 268,335
     Net income                                              --              --         50,427              --          50,427
     Net unrealized holding gains
         arising during the period, net of taxes             --              --             --          41,508          41,508
--------------------------------------------------------------------------------------------------------------------------------
         Comprehensive income                                                                                           91,935
     Issuance of common stock                                41             313             --              --             313
     Repurchase of common stock                             (25)             --         (3,771)             --          (3,771)
     Other                                                   --              --             (8)             --              (8)
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity at December 31, 1997                 5,474          24,660        246,885          85,259         356,804
     Net income                                              --              --         57,293              --          57,293
     Net unrealized holding gains
         arising during the period, net of taxes             --              --             --          10,749          10,749
--------------------------------------------------------------------------------------------------------------------------------
         Comprehensive income                                                                                           68,042
     Issuance of common stock                                50             755             --              --             755
     Repurchase of common stock                              (2)             --           (300)             --            (300)
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity at December 31, 1998                 5,522          25,415        303,878          96,008         425,301
     Net income                                              --              --         40,614              --          40,614
     Net unrealized holding losses
         arising during the period, net of taxes             --              --             --         (80,640)        (80,640)
--------------------------------------------------------------------------------------------------------------------------------
         Comprehensive loss                                                                                            (40,026)
     Issuance of common stock                                81             210             --              --             210
     Repurchase of common stock                             (13)             --         (2,066)             --          (2,066)
--------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY AT DECEMBER 31, 1999                 5,590       $  25,625      $ 342,426       $  15,368       $ 383,419
================================================================================================================================

See accompanying notes to consolidated financial statements.

--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                Years Ended December 31,
                                                                                 ---------------------------------------------------
                                                                                     1999              1998              1997
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             (dollars in thousands)
OPERATING ACTIVITIES
Net income                                                                       $    40,614       $    57,293       $    50,427
Adjustments to reconcile net income to net cash provided
   by operating activities
     Deferred income tax expense (benefit)                                             9,477             6,950              (557)
     Depreciation and amortization                                                    12,855             7,296             7,307
     Net realized (gains) losses from investment sales                                   897           (20,558)          (15,834)
     Decrease (increase) in receivables                                               (2,461)            5,758            (2,669)
     Decrease (increase) in deferred policy acquisition costs                             66            (3,655)            1,163
     Increase (decrease) in unpaid losses and loss adjustment expenses, net          (34,238)          (15,885)           16,789
     Increase (decrease) in unearned premiums, net                                    (9,192)           10,610            (2,914)
     Increase (decrease) in payables to insurance companies                            8,174            (6,433)            5,278
     Increase (decrease) in current income taxes                                      (6,819)            3,084             4,313
     Other                                                                           (18,815)           (4,516)            5,340
------------------------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                       558            39,944            68,643
====================================================================================================================================


INVESTING ACTIVITIES
Proceeds from sales of fixed maturities and equity securities                      1,069,006           405,561           636,212
Proceeds from maturities of fixed maturities                                          52,708           127,526            55,722
Cost of fixed maturities and equity securities purchased                            (945,927)         (574,310)         (863,785)
Net change in short-term investments                                                 (49,519)             (484)          (40,237)
Sales (acquisition) of insurance companies, net of cash                             (129,960)            4,689             9,230
Net proceeds from sale of building                                                        --                --             6,500
Additions to property and equipment                                                   (4,026)           (2,717)           (4,612)
Other                                                                                 (6,797)             (446)             (177)
------------------------------------------------------------------------------------------------------------------------------------
         NET CASH USED BY INVESTING ACTIVITIES                                       (14,515)          (40,181)         (201,147)
====================================================================================================================================


FINANCING ACTIVITIES
Net proceeds from issuance of Company-Obligated Mandatorily
     Redeemable Preferred Capital Securities                                              --                --           148,123
Additions to long-term debt                                                          115,000                --                --
Repayments and repurchases of long-term debt                                         (95,288)               --           (21,577)
Other                                                                                 (5,469)              455            (3,787)
------------------------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                    14,243               455           122,759
====================================================================================================================================


Increase (decrease) in cash and cash equivalents                                         286               218            (9,745)
Cash and cash equivalents at beginning of year                                         1,527             1,309            11,054
------------------------------------------------------------------------------------------------------------------------------------
         CASH AND CASH EQUIVALENTS AT END OF YEAR                                $     1,813       $     1,527       $     1,309
====================================================================================================================================


See accompanying notes to consolidated financial statements.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

Notes To Consolidated Financial Statements


1. Summary of Significant Accounting Policies


The Company underwrites specialty insurance products and programs to niche markets. Significant areas of underwriting include excess and surplus lines, professional/products liability, brokered excess and surplus lines, specialty programs and specialty personal and commercial lines.

a) PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS. Generally accepted accounting principles require management to make estimates and assumptions when preparing financial statements. Actual results could differ from those estimates. The consolidated financial statements include the accounts of Markel Corporation and all subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

b) INVESTMENTS. All investments are considered available-for-sale and are recorded at estimated fair value, generally based on quoted market prices. The net unrealized gains or losses on investments, net of deferred income taxes, are included in accumulated other comprehensive income in shareholders' equity. A decline in the fair value of any investment below cost that is deemed other than temporary is charged to earnings, resulting in a new cost basis for the security.

Premiums and discounts are amortized or accreted over the lives of the related fixed maturities as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains or losses are included in earnings and are derived using the first in, first out method.

c) CASH EQUIVALENTS. The Company considers overnight deposits to be cash equivalents for purposes of the consolidated statements of cash flows.

d) DEFERRED POLICY ACQUISITION COSTS. Costs directly related to the acquisition of insurance premiums, such as commissions to agents and brokers, are deferred and amortized over the related policy period, generally one year. If it is determined that future policy revenues on existing policies are not adequate to cover related costs and expenses, deferred policy acquisition costs are charged to earnings. The Company does not consider anticipated investment income in determining whether a premium deficiency exists.

e) PROPERTY AND EQUIPMENT. Owned property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization of property and equipment are calculated using the straight-line method over the estimated useful lives.

f) INTANGIBLE ASSETS. Policy renewal rights represent the value attributable to renewal rights for lines of businesses acquired and are amortized using either the straight-line or accelerated methods over the estimated lives of the businesses acquired, generally over three to ten years. Goodwill is amortized using the straight-line method, generally from 20 to 40 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the balance over its remaining life can be recovered through the undiscounted future operating cash flows of the acquired operations.

g) REVENUE RECOGNITION. Insurance premiums are earned on a pro rata basis over the policy period, generally one year. The cost of reinsurance is initially recorded as prepaid reinsurance premiums and is amortized over the reinsurance contract period in proportion to the amount of insurance protection provided. Profit-sharing commissions from reinsurers are recognized when earned and are netted against policy acquisition costs. The Company estimates reinsurance profit commissions earned based on reserve development studies. Premiums ceded are netted against premiums written.

--------------------------------------------------------------------------------

h) UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES. Unpaid losses and loss adjustment expenses are based on evaluations of reported claims and estimates for losses and loss adjustment expenses incurred but not reported. Estimates for losses and loss adjustment expenses incurred but not reported are based on reserve development studies. The reserves recorded are estimates, and the ultimate liability may be greater than or less than the estimates; however, management believes the reserves are adequate.

i) INCOME TAXES. Deferred tax assets and liabilities are recorded in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, the Company records deferred income taxes which reflect the net tax effect of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and their respective tax bases.

j) EARNINGS PER SHARE. Basic earnings per share (EPS) is computed by dividing net income, less required dividends on redeemable preferred stock, by the weighted average number of common shares outstanding during the year. Diluted EPS is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year.

k) STOCK COMPENSATION PLANS. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock Based Compensation.

l) LONG-LIVED ASSETS. If an asset is considered to be impaired, the impairment equals the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

m) COMPREHENSIVE INCOME (LOSS). Comprehensive income (loss) represents all changes in equity of an enterprise that result from recognized transactions and other economic events of the period. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but excluded from net income, such as unrealized gains or losses on certain investments in debt and equity securities and foreign currency items.

n) DERIVATIVES. The Company occasionally uses derivative financial instruments to hedge foreign currency risk and market risk in its investment portfolio. When held, derivative instruments are matched against specific securities, and their fair values are determined based on current settlement costs. Derivative positions held by the Company at December 31, 1999 and 1998 were immaterial.

o) RECLASSIFICATIONS. Certain reclassifications of prior years' amounts have been made to conform with 1999 presentations.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


2. Investments

a) Following is a summary of investments (dollars in thousands):


                                                                       December 31, 1999
                                                   --------------------------------------------------------------
                                                                     Gross           Gross           Estimated
                                                   Amortized      Unrealized      Unrealized           Fair
                                                      Cost           Gains           Losses            Value
-----------------------------------------------------------------------------------------------------------------
Fixed maturities
     U.S. Treasury securities and obligations
         of U.S. government agencies               $  189,157      $      127      $   (4,697)      $  184,587
     Obligations of states, municipalities
         and political subdivisions                   426,497           1,147         (11,305)         416,339
     Public utilities                                  81,457              --          (5,793)          75,664
     Convertibles and bonds with warrants              14,864             371            (534)          14,701
     All other corporate bonds                        502,628             350         (17,118)         485,860
-----------------------------------------------------------------------------------------------------------------
     Total fixed maturities                         1,214,603           1,995         (39,447)       1,177,151
Equity securities
     Banks, trusts and insurance companies             91,342          35,383          (6,550)         120,175
     Industrial, miscellaneous and all other          151,171          45,032         (12,225)         183,978
     Nonredeemable preferred stock                        632              --            (544)              88
-----------------------------------------------------------------------------------------------------------------
     Total equity securities                          243,145          80,415         (19,319)         304,241
Short-term investments                                141,747              --              --          141,747
-----------------------------------------------------------------------------------------------------------------
     TOTAL INVESTMENTS                             $1,599,495      $   82,410      $  (58,766)      $1,623,139
=================================================================================================================


                                                                       December 31, 1998
                                                   --------------------------------------------------------------
                                                                     Gross           Gross           Estimated
                                                   Amortized      Unrealized      Unrealized           Fair
                                                      Cost           Gains           Losses            Value
-----------------------------------------------------------------------------------------------------------------
Fixed maturities
     U.S. Treasury securities and obligations
         of U.S. government agencies               $  199,655      $    4,376      $     (937)      $  203,094
     Obligations of states, municipalities
         and political subdivisions                   425,904          13,584            (207)         439,281
     Public utilities                                  37,086           1,030             (37)          38,079
     Convertibles and bonds with warrants              12,528             442            (151)          12,819
     All other corporate bonds                        365,982          13,219          (1,496)         377,705
-----------------------------------------------------------------------------------------------------------------
     Total fixed maturities                         1,041,155          32,651          (2,828)       1,070,978
Equity securities
     Banks, trusts and insurance companies             86,526          61,898            (454)         147,970
     Industrial, miscellaneous and all other          112,780          60,917          (5,259)         168,438
     Nonredeemable preferred stock                        698             794             (13)           1,479
-----------------------------------------------------------------------------------------------------------------
     Total equity securities                          200,004         123,609          (5,726)         317,887
Short-term investments                                 92,228              --              --           92,228
-----------------------------------------------------------------------------------------------------------------
     TOTAL INVESTMENTS                             $1,333,387      $  156,260      $   (8,554)      $1,481,093
=================================================================================================================

--------------------------------------------------------------------------------

b) The amortized cost and estimated fair value of fixed maturities at December 31, 1999 are shown below by contractual maturity (dollars in thousands):

                                                                     Estimated
                                                  Amortized            Fair
                                                    Cost               Value
--------------------------------------------------------------------------------
Due in one year or less                         $   33,992          $   33,922
Due after one year through five years              192,974             190,926
Due after five years through ten years             381,698             373,240
Due after ten years                                605,939             579,063
--------------------------------------------------------------------------------
     TOTAL                                      $1,214,603          $1,177,151
================================================================================

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, and the lenders may have the right to put the securities back to the borrower. Based on expected maturities, the estimated average duration of the fixed maturities was 4.7 years.

c)  Components of net investment income are as follows (dollars in thousands):

                                                   Years Ended December 31,
                                             -----------------------------------
                                               1999          1998          1997
--------------------------------------------------------------------------------
Interest
     Municipal bonds (tax-exempt)            $21,708       $20,169       $16,130
     Taxable bonds                            54,157        42,560        43,051
     Short-term investments, including
         overnight deposits                    2,995         2,389         3,986
Dividends on equity securities                11,922         9,602         8,670
--------------------------------------------------------------------------------
                                              90,782        74,720        71,837
Less Investment expenses                       3,101         3,674         3,184
--------------------------------------------------------------------------------
     NET INVESTMENT INCOME                   $87,681       $71,046       $68,653
================================================================================

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


2. Investments (continued)

d) The following table presents the Company's realized gains and losses from investment sales and the change in gross unrealized gains (losses) (dollars in thousands):

                                                   Years Ended December 31,
                                            ------------------------------------
                                               1999         1998         1997
--------------------------------------------------------------------------------
Realized gains
     Fixed maturities                       $   6,586    $   6,201    $   9,454
     Equity securities                         19,578       19,168       12,568
--------------------------------------------------------------------------------
                                               26,164       25,369       22,022
--------------------------------------------------------------------------------
Realized losses
     Fixed maturities                         (20,240)      (1,376)      (4,615)
     Equity securities                         (6,821)      (3,435)      (1,573)
--------------------------------------------------------------------------------
                                              (27,061)      (4,811)      (6,188)
--------------------------------------------------------------------------------
     NET REALIZED GAINS (LOSSES)
       From Investment Sales                $    (897)   $  20,558    $  15,834
================================================================================
Change in gross unrealized gains (losses)
     Fixed maturities                       $ (67,275)   $   4,439    $  18,911
     Equity securities                        (56,787)      12,099       44,947
--------------------------------------------------------------------------------
     NET INCREASE (DECREASE)                $(124,062)   $  16,538    $  63,858
================================================================================

e) Investments with a carrying value of $41.7 million and $28.9 million were on deposit with regulatory authorities at December 31, 1999 and 1998, respectively.

f) At December 31, 1999, there were no investments in any one issuer that exceeded 10% of shareholders' equity.

================================================================================

3. Receivables

Following are the components of receivables (dollars in thousands):

                                                                December 31,
                                                           ---------------------
                                                             1999         1998
--------------------------------------------------------------------------------
Agents' balances and premiums in course of collection      $84,794      $52,507
Less Allowance for doubtful receivables                      3,283        3,113
--------------------------------------------------------------------------------
                                                            81,511       49,394
Other                                                       17,170       18,744
--------------------------------------------------------------------------------
     RECEIVABLES                                           $98,681      $68,138
================================================================================

--------------------------------------------------------------------------------

4. Deferred Policy Acquisition Costs


The following reflects the amounts of policy costs deferred and amortized (dollars in thousands):

                                                  Years Ended December 31,
                                            ------------------------------------
                                               1999         1998         1997
--------------------------------------------------------------------------------
Balance, beginning of year                  $  40,471    $  36,816    $  37,979
Policy acquisition costs deferred             104,861       85,041       79,356
Amortization charged to expense               (94,532)     (81,386)     (80,519)
--------------------------------------------------------------------------------
     DEFERRED POLICY ACQUISITION COSTS      $  50,800    $  40,471    $  36,816
================================================================================

The following reflects the components of underwriting, acquisition and insurance expenses (dollars in thousands):

                                                  Years Ended December 31,
                                            ------------------------------------
                                               1999         1998         1997
--------------------------------------------------------------------------------
Amortization of policy acquisition costs    $  94,532    $  81,386    $  80,519
Other operating expenses                       62,171       43,455       39,557
--------------------------------------------------------------------------------
     UNDERWRITING, ACQUISITION AND
         INSURANCE EXPENSES                 $ 156,703    $ 124,841    $ 120,076
================================================================================

5. Property and Equipment

Following are the components of property and equipment which are included in other assets on the consolidated balance sheets (dollars in thousands):

                                                             December 31,
                                                      --------------------------
                                                         1999            1998
--------------------------------------------------------------------------------
Land                                                   $    --         $ 1,066
Leasehold improvements                                   3,010             995
Furniture and equipment                                 31,699          26,292
Other                                                       96             121
--------------------------------------------------------------------------------
                                                        34,805          28,474
Less Accumulated depreciation and amortization          24,894          20,493
--------------------------------------------------------------------------------
     PROPERTY AND EQUIPMENT                            $ 9,911         $ 7,981
================================================================================

Depreciation and amortization expense of property and equipment was $4.0 million, $4.1 million and $3.5 million for the years ended December 31, 1999, 1998 and 1997, respectively.

Total rental expense for the years ended December 31, 1999, 1998 and 1997 was approximately $5.8 million, $4.9 million and $4.2 million, respectively.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


5. Property and Equipment (continued)


The Company has facilities and furniture and equipment under operating leases with remaining terms ranging from 1 month to 120 months.

Minimum annual rental commitments for noncancelable operating leases at December 31, 1999 are as follows (dollars in thousands):

Years Ending December 31,
--------------------------------------------------------------------------------
     2000                                                 $  6,817
     2001                                                    7,004
     2002                                                    6,885
     2003                                                    6,620
     2004                                                    6,774
     2005 and thereafter                                    28,053
--------------------------------------------------------------------------------
     TOTAL                                                $ 62,153
================================================================================

6. Intangible Assets

Following are the components of intangible assets (dollars in thousands):

                                                              December 31,
                                                       -------------------------
                                                          1999           1998
--------------------------------------------------------------------------------
Goodwill                                               $ 89,864       $ 34,587
Policy renewal rights                                     2,450            711
--------------------------------------------------------------------------------
     INTANGIBLE ASSETS                                 $ 92,314       $ 35,298
================================================================================

Accumulated amortization related to intangible assets was $27.0 million and $21.6 million at December 31, 1999 and 1998, respectively.

================================================================================

7. Income Taxes


Income tax expense on income before income taxes, substantially all of which was federal tax expense, consists of (dollars in thousands):

                                              Years Ended December 31,
                                        ----------------------------------------
                                          1999           1998          1997
--------------------------------------------------------------------------------
Current                                 $ 3,349        $11,142       $16,481
Deferred                                  9,477          6,950          (557)
--------------------------------------------------------------------------------
     INCOME TAX EXPENSE                 $12,826        $18,092       $15,924
================================================================================

The Company made income tax payments of $13.3 million in 1999, $8.1 million in 1998 and $12.2 million in 1997. At December 31, 1999, current income taxes recoverable were $6.7 million. At December 31, 1998, current income taxes payable were $4.0 million.

--------------------------------------------------------------------------------

Reconciliations of the U.S. corporate income tax rate and the effective tax rate on income before income taxes are as follows:

                                                     Years Ended December 31,
                                                  ------------------------------
                                                   1999        1998        1997
--------------------------------------------------------------------------------
U.S. corporate tax rate                             35%         35%         35%
Tax-exempt investment income                       (15)         (9)         (9)
Amortization of intangible assets                    3          --          --
Differences between financial reporting and
     tax bases of assets acquired                   --          (3)         (3)
Other                                                1           1           1
--------------------------------------------------------------------------------
     EFFECTIVE TAX RATE                             24%         24%         24%
================================================================================

The components of the net deferred tax asset (liability) are as follows (dollars in thousands):

                                                               December 31,
                                                            --------------------
                                                              1999       1998
--------------------------------------------------------------------------------
Assets
     Income reported in different periods for
         financial reporting and tax purposes               $ 15,117   $  8,840
     Unpaid losses and loss adjustment expenses,
         nondeductible portion for income tax purposes        59,255     46,814
     Unearned premiums, adjustment for income tax purposes    14,512     11,457
     Other                                                       723        976
--------------------------------------------------------------------------------
     Total gross deferred tax assets                          89,607     68,087
--------------------------------------------------------------------------------
Liabilities
     Property and equipment, depreciation                        540        620
     Deferred policy acquisition costs                        17,780     14,165
     Investments, net unrealized gains                         8,276     51,698
     Differences between financial reporting and
         tax bases of assets acquired                         14,000     12,126
     Other                                                       758      1,896
--------------------------------------------------------------------------------
     Total gross deferred tax liabilities                     41,354     80,505
--------------------------------------------------------------------------------
     NET DEFERRED TAX ASSET (LIABILITY)                     $ 48,253   $(12,418)
================================================================================

The net deferred tax asset at December 31, 1999 is included in other assets on the consolidated balance sheets. The net deferred tax liability at December 31, 1998 is included in other liabilities on the consolidated balance sheets.

The Company believes that a valuation allowance with respect to the realization of the total gross deferred tax assets is not necessary. The Company expects to realize the majority of its gross deferred tax assets existing at December 31, 1999 through the reversal of existing temporary differences and the application of the carryback provisions of the Internal Revenue Code. The Company expects to generate future taxable income, excluding the effect of future originating temporary differences, to realize the remaining gross deferred tax assets.

The Company's federal tax years through December 31, 1995 are closed to examination.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


8. Unpaid Losses And Loss Adjustment Expenses


a) The following table sets forth a reconciliation of consolidated beginning and ending reserves for losses and loss adjustment expenses (dollars in thousands):


                                                             Years Ended December 31,
                                                   ---------------------------------------------
                                                       1999            1998           1997
------------------------------------------------------------------------------------------------
NET RESERVES FOR LOSSES AND LOSS ADJUSTMENT
     EXPENSES, BEGINNING OF YEAR                   $   735,542     $   745,752     $   725,064
     Commutations and other                              1,636            (798)            745
     Reserves for losses and loss adjustment
       expenses of acquired insurance companies        258,472              --              --
------------------------------------------------------------------------------------------------
RESTATED NET RESERVES FOR LOSSES
     AND LOSS ADJUSTMENT EXPENSES,
     BEGINNING OF YEAR                             $   995,650     $   744,954     $   725,809

Incurred losses and loss adjustment expenses
     Current year                                      322,122         240,732         236,037
     Prior years                                       (38,492)        (37,396)        (25,976)
------------------------------------------------------------------------------------------------
TOTAL INCURRED LOSSES AND
     LOSS ADJUSTMENT EXPENSES                          283,630         203,336         210,061
------------------------------------------------------------------------------------------------
Payments
     Current year                                       65,723          51,695          44,382
     Prior years                                       248,679         161,053         145,736
------------------------------------------------------------------------------------------------
TOTAL PAYMENTS                                         314,402         212,748         190,118
------------------------------------------------------------------------------------------------
NET RESERVES FOR LOSSES AND LOSS
     ADJUSTMENT EXPENSES, END OF YEAR                  964,878         735,542         745,752
------------------------------------------------------------------------------------------------
Reinsurance recoverable on unpaid losses               378,738         198,288         225,405
------------------------------------------------------------------------------------------------
GROSS RESERVES FOR LOSSES AND LOSS
     ADJUSTMENT EXPENSES, END OF YEAR              $ 1,343,616     $   933,830     $   971,157
================================================================================================

The provision for prior years decreased in 1999, 1998 and 1997. Inherent in the Company's reserving practices is the desire to establish reserves that are more likely redundant than deficient. Furthermore, the Company's philosophy is to price its insurance products to make an underwriting profit, not to increase written premiums.

Management continually attempts to improve its loss estimation process by refining its ability to analyze loss development patterns, claim payments and other information, but many reasons remain for potential adverse development of estimated ultimate liabilities. For example, the uncertainties inherent in the loss estimation process have become increasingly subject to changes in social and legal trends. In recent years, these trends have expanded the liability of insureds, established new liabilities and reinterpreted contracts to provide unanticipated coverage long after the related policies were written. Such changes from past experience significantly affect the ability of insurers to estimate reserves for unpaid losses and related expenses.

Management recognizes the higher variability associated with certain exposures and books of business and considers this factor when establishing loss reserves. Management currently believes the Company's gross and net reserves, including the reserves for environmental and asbestos exposures, are adequate. The Company has shown cumulative redundancies for thirteen consecutive years.

--------------------------------------------------------------------------------

The net reserves for losses and loss adjustment expenses maintained by the Company's insurance subsidiaries are equal under both statutory and generally accepted accounting principles. However, certain reserves for claim handling expenses are maintained by the Company's underwriting management subsidiaries, in accordance with the contractual obligations of these subsidiaries. As a result, the consolidated net reserves for losses and loss adjustment expenses will be different from the aggregate statutory net reserves for losses and loss adjustment expenses.

b) All of the Company's exposure to environmental and asbestos (E&A) claims resulted from policies written by Shand/Evanston, Lincoln Insurance Company and Gryphon Holdings, Inc. before their acquisitions by the Company. The Company's exposure to E&A claims originated from umbrella, excess, commercial general liability (CGL) insurance and reinsurance assumed that was written on an occurrence basis from the 1970's to mid-1980's. Exposure also originated from claims made policies written by Shand/Evanston that were designed to cover environmental risks (EIL policies) provided that all other terms and conditions of the policy were met.

E&A claims include property damage and clean-up costs related to pollution, as well as personal injury allegedly arising from exposure to hazardous materials. After 1986 the Company began underwriting CGL coverage with pollution exclusions and in some lines of business, the Company began using a claims made form. These developments significantly reduced the Company's exposure to future E&A claims.

The following table provides a reconciliation of beginning and ending E&A reserves for losses and loss adjustment expenses, which are a component of consolidated reserves for losses and loss adjustment expenses (dollars in thousands):

                                                     Years Ended December 31,
                                                  ------------------------------
                                                    1999        1998      1997
--------------------------------------------------------------------------------
NET RESERVES FOR E&A LOSSES AND LOSS ADJUSTMENT
     EXPENSES, BEGINNING OF YEAR                  $ 82,631   $ 81,364   $ 62,382
     Commutations                                       --          3      1,009
     Reserves for E&A losses and
         loss adjustment expenses of
         acquired insurance companies               38,913         --         --
--------------------------------------------------------------------------------
RESTATED NET RESERVES FOR
     E&A LOSSES AND LOSS ADJUSTMENT
     EXPENSES, BEGINNING OF YEAR                  $121,544   $ 81,367   $ 63,391

Incurred losses and loss adjustment expenses         5,082     10,576     29,050

Payments                                            28,850      9,312     11,077
--------------------------------------------------------------------------------
NET RESERVES FOR E&A LOSSES AND LOSS
     ADJUSTMENT EXPENSES, END OF YEAR               97,776     82,631     81,364
--------------------------------------------------------------------------------
Reinsurance recoverable on unpaid  losses           70,758     11,925     14,018
--------------------------------------------------------------------------------
GROSS RESERVES FOR E&A LOSSES AND LOSS
     ADJUSTMENT EXPENSES, END OF YEAR             $168,534   $ 94,556   $ 95,382
================================================================================

The increase in 1999 net and gross E&A reserves was due to the acquisition of Gryphon in January 1999.

Inception to date net paid losses and loss adjustment expenses for E&A related exposures totaled $184.8 million at December 31, 1999, of which approximately $16.4 million was litigation related expense.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


8. Unpaid Losses And Loss Adjustment Expenses (continued)


There were 304 open claims related to E&A at December 31, 1999, compared to 205 at December 31, 1998 and 234 at December 31, 1997. Of the open claims at December 31, 1999, approximately 13% were products liability asbestos or related claims. The 1999 increase in open claims was due to the acquisition of Gryphon. Management believes future exposure to valid EIL claims is limited because coverage was afforded on a claims made basis.

The Company's reserves for losses and loss adjustment expenses related to E&A exposures represent management's best estimate of ultimate settlement values. E&A reserves are continually monitored by management, and the Company's statistical analysis of these reserves is reviewed by independent consulting actuaries. E&A exposures are generally subject to significant uncertainty due to potential severity and an uncertain legal climate. E&A reserves could be subject to increases in the future; however, these reserves have been established in accordance with the Company's desire to have reserves of all types that are more likely redundant than deficient.

================================================================================

9. Long-Term Debt


Long-term debt consists of the following (dollars in thousands):


                                                                            December 31,
                                                                      -----------------------
                                                                        1999         1998
---------------------------------------------------------------------------------------------
Unsecured borrowings under $250 million revolving credit facility
     at an average rate of 7.0%, due April 23, 2003                   $ 75,000     $     --
7.25% unsecured notes, due November 1, 2003, interest payable semi-annually, net of unamortized discount of
     $178 in 1999 and $231 in 1998                                      92,984       93,219
---------------------------------------------------------------------------------------------
   Long-Term Debt                                                     $167,984     $ 93,219
=============================================================================================

The $250 million revolving credit facility is available for working capital and other general corporate purposes. The Company may select from various interest rate options for balances outstanding under the facility. The Company pays a commitment fee of .10% on the unused portion of the facility.

The notes due November 1, 2003 are not redeemable or subject to any sinking fund requirements and have an effective cost of approximately 7.54%. During 1999 the Company repurchased $0.3 million of its 7.25% notes.

The estimated fair values of the Company's long-term debt were $163.9 million and $96.9 million at December 31, 1999 and 1998, respectively, and were based on quoted market prices at the reporting dates.

The $168.0 million of future principal payments on long-term debt are due in 2003.

The Company paid $11.9 million, $7.3 million and $7.6 million in interest during the years ended December 31, 1999, 1998 and 1997, respectively.

--------------------------------------------------------------------------------

10. Company-Obligated Mandatorily Redeemable Preferred Capital Securities (8.71% Capital Securities)


On January 8, 1997, the Company arranged the sale of $150 million of 8.71% Capital Securities issued under an Amended and Restated Declaration of Trust dated January 13, 1997 (The Declaration) by Markel Capital Trust I (the Trust), a statutory business trust sponsored and wholly-owned by Markel Corporation. Proceeds from the sale of the 8.71% Capital Securities were used to purchase $154,640,000 aggregate principal amount of the Company's 8.71% Junior Subordinated Deferrable Interest Debentures (the Debentures) due January 1, 2046, issued to the Trust under an indenture dated January 13, 1997 (the Indenture). The Debentures are the sole assets of the Trust. The Company has the right to defer interest payments on the Debentures for up to five years. The 8.71% Capital Securities and related Debentures are redeemable by the Company on or after January 1, 2007. Taken together, the Company's obligations under the Debentures, the Indenture, the Declaration and a guarantee made by the Company provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the 8.71% Capital Securities. The Company paid $13.1 million, $19.6 million and $6.1 million in interest on the 8.71% Capital Securities during the years ended December 31, 1999, 1998 and 1997, respectively. The estimated fair values of the Company's 8.71% Capital Securities were $124.5 million and $144.5 million at December 31, 1999 and 1998, respectively, and were based on quoted market prices at the reporting dates.

================================================================================

11. Shareholders' Equity


a) The Company has 15,000,000 shares of no par value common stock authorized, of which 5,590,118 and 5,522,437 shares were outstanding at December 31, 1999 and 1998, respectively. The Company is authorized to issue up to 2,069,200 shares of preferred stock, $1.00 par value per share, in one or more series and to fix the powers, designations, preferences and rights of each series.

b) The Company has three stock option or stock award plans for employees and directors; the 1986 Stock Option Plan which expired on November 3, 1996, the 1989 Non-employee Director Stock Option Plan which expired on December 31,1998 and the 1993 Incentive Stock Plan. At December 31, 1999, there were 64,579 shares and 100,000 shares reserved for issuance under the 1986 plan and the 1993 plan, respectively. At December 31, 1999, all options granted under the 1989 plan had been exercised. The 1986 and the 1993 plans are administered by the Compensation Committee of the Company's Board of Directors. The 1993 plan provides for the award of incentive stock options, stock appreciation rights or incentive stock awards to employees of the Company. Options are granted at a price not less than market price on the date of the grant and are exercisable within a period established by the Committee or the Board at the time of the grant, but not earlier than six months from the date of grant. Options expire either five or ten years from the date of grant. At December 31, 1999, the Company had 97,500 options, stock appreciation rights or incentive stock awards available for grant under the 1993 plan.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


11. Shareholders' Equity (continued)


Stock option transactions are summarized below:


                                                               Years Ended December 31,
                                 ----------------------------------------------------------------------------
                                              Weighted                  Weighted                   Weighted
                                               Average                   Average                    Average
                                              Exercise                  Exercise                   Exercise
                                  1999          Price         1998        Price         1997         Price
-------------------------------------------------------------------------------------------------------------
Options outstanding
     at January 1                160,439      $     31      217,279      $     29      264,250      $     26
Granted                               --            --           --            --        2,500           144
Exercised                        (93,360)           26      (56,260)           23      (48,031)           17
Canceled                              --            --         (580)           39       (1,440)           39
-------------------------------------------------------------------------------------------------------------
Options outstanding
     at December 31               67,079      $     38      160,439      $     31      217,279      $     29
=============================================================================================================
Options exercisable
     at December 31               60,079                    139,807                    180,283
Options available for grant
     at December 31               97,500                     97,500                    133,500
=============================================================================================================

The following table summarizes information about stock options outstanding at December 31, 1999:


                             Options Outstanding                    Options Exercisable
              ------------------------------------------------  --------------------------
                                   Weighted         Weighted                    Weighted
  Range of                          Average          Average                     Average
  Exercise        Number           Remaining        Exercise        Number      Exercise
   Prices       Outstanding    Contractual Life      Price        Exercisable     Price
------------------------------------------------------------------------------------------
 $ 11 to 12       12,459           1.0 year          $   12         12,459       $   12
   18 to 21        9,350           1.6                   20          9,350           20
   26              4,500           2.4                   26          4,500           26
   36 to 42       33,270           3.8                   38         31,270           38
   87              5,000           6.8                   87          2,000           87
  144              2,500           7.8                  144            500          144
------------------------------------------------------------------------------------------
 $11 to 144       67,079           3.3 year          $   38         60,079       $   31
==========================================================================================

The pro forma impact of stock options granted after 1995 had no effect on basic or diluted net income per share.

--------------------------------------------------------------------------------

c) Net income per share is determined by dividing net income, as adjusted below, by the applicable shares outstanding (in thousands):

                                                  Years Ended December 31,
                                             -----------------------------------
                                                1999         1998         1997
--------------------------------------------------------------------------------
Net income as reported                       $ 40,614     $ 57,293     $ 50,427
Dividends on redeemable preferred stock            --           --           (8)
--------------------------------------------------------------------------------
     Basic and diluted income                $ 40,614     $ 57,293     $ 50,419
================================================================================
Average common shares outstanding               5,585        5,506        5,483
Dilutive potential common shares                   53          130          169
--------------------------------------------------------------------------------
     Average diluted shares outstanding         5,638        5,636        5,652
================================================================================

Basic shares represent average common shares outstanding. Diluted shares include average common shares and dilutive potential common shares outstanding. Average closing common stock market prices are used to calculate the dilutive effect attributable to stock options.

================================================================================

12. Comprehensive Income (Loss)


Other comprehensive income (loss) is composed of net holding gains (losses) on securities arising during the period less reclassification adjustments for gains (losses) included in net income. The related tax expense (benefit) on net holding gains (losses) on securities arising during the period was $(43.7) million, $13.0 million and $27.9 million for 1999, 1998 and 1997, respectively. The related tax expense (benefit) on the reclassification adjustments for gains (losses) included in net income was $(0.3) million for 1999, $7.2 million for 1998 and $5.5 million for 1997.

================================================================================

13. Employee Benefit Plan


The Company maintains a defined contribution plan, the Markel Corporation Retirement Savings Plan, in accordance with Section 401(k) of the Internal Revenue Code. The plan requires the Company to contribute, on an annual basis, 6% of each participating employee's compensation plus a matching contribution of 100% of the first 2% and 50% of the next 2% of each participating employee's contribution. Annual expenses relating to this plan were $3.3 million, $2.9 million and $2.6 million in 1999, 1998 and 1997, respectively.

================================================================================

14. Reinsurance


The Company enters into reinsurance agreements in order to reduce its liability on individual risks and enable it to underwrite policies with higher limits. In a reinsurance transaction, an insurance company transfers, or cedes, all or part of its exposure in return for a portion of the premium. The ceding of the insurance does not legally discharge the ceding company from its primary liability for the full amount of the policies, and the ceding company is required to pay the loss and bear collection risk if the reinsurer fails to meet its obligations under the reinsurance agreement.

A credit risk exists with reinsurance ceded to the extent that any reinsurer is unable to meet the obligations assumed under the reinsurance agreements. Allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from its exposure to individual reinsurers. At December 31, 1999 and 1998, the Company's top ten reinsurers represented 50% and 74%, respectively, of the reinsurance recoverable on paid and unpaid losses.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

14. Reinsurance (continued)


The table below summarizes the effect of reinsurance on premiums written and earned (dollars in thousands):


                                             Years Ended December 31,
                ---------------------------------------------------------------------------------
                          1999                        1998                       1997
-------------------------------------------------------------------------------------------------
                 Written        Earned       Written        Earned       Written        Earned
Direct          $ 564,749     $ 567,117     $ 432,094     $ 413,752     $ 413,252     $ 422,574
Assumed            27,784        25,529         4,933         5,313         7,395         6,938
Ceded            (164,529)     (155,450)      (93,150)      (85,798)      (90,684)      (96,634)
-------------------------------------------------------------------------------------------------
Net Premiums    $ 428,004     $ 437,196     $ 343,877     $ 333,267     $ 329,963     $ 332,878
=================================================================================================

Incurred losses and loss adjustment expenses are net of reinsurance recoveries of $102.2 million, $55.8 million and $82.0 million for the years ended December 31, 1999, 1998 and 1997, respectively.

The percentage of assumed earned premiums to net earned premiums for the years ended December 31, 1999, 1998 and 1997 was approximately 6%, 2% and 2%, respectively.

================================================================================

15. Contingencies


The Company has contingencies that arise in the normal conduct of its operations. In the opinion of management, the resolutions of these contingencies are not expected to have a material impact on the Company's financial condition or results of operations.

================================================================================

16. Related Party Transactions


The Company pays commissions for business produced by Gary Markel & Associates, Inc. and Gary Markel Surplus Lines Brokerage, Inc., entities owned by a Director of the Company. The commissions paid were $0.4 million, $0.4 million and $0.5 million for the years ended December 31, 1999, 1998 and 1997, respectively.

================================================================================

17. Statutory Financial Information


The following table includes selected information for the Company's wholly-owned insurance subsidiaries as filed with insurance regulatory authorities (dollars in thousands):

                                                Years Ended December 31,
                                      ------------------------------------------
                                         1999             1998            1997
--------------------------------------------------------------------------------
Net income                            $ 60,938         $ 48,357         $ 50,427
--------------------------------------------------------------------------------
Statutory capital and surplus         $435,071         $372,872         $334,025
================================================================================

The laws of the domicile states of the Company's insurance subsidiaries govern the amount of dividends which may be paid to the Company. Generally, statutes in the domicile states of the Company's insurance subsidiaries require prior approval for payment of "extraordinary" as opposed to "ordinary" dividends. At December 31, 1999, the Company's insurance subsidiaries could pay up to $60.9 million during the following twelve months under the ordinary dividend regulations without prior regulatory approval. As of December 31, 1999, $374.2 million of the insurance subsidiaries' statutory surplus was so restricted.

In converting from statutory accounting principles to generally accepted accounting principles, typical adjustments include deferral of policy acquisition costs, a provision for deferred federal income taxes and the inclusion of net unrealized holding gains or losses in shareholders' equity relating to fixed maturities. The Company does not use any permitted statutory accounting practices which are different from prescribed statutory accounting practices.

--------------------------------------------------------------------------------

18. Segment Reporting Disclosures


The Company has five core underwriting units focused on specific niches within the Excess and Surplus Lines and Specialty Admitted markets. Excess and Surplus Lines, Professional/Products Liability and Brokered Excess and Surplus Lines write business in the Excess and Surplus Lines market and for purposes of segment reporting are aggregated as one operating segment. Specialty Program Insurance and Specialty Personal and Commercial Lines write business in the Specialty Admitted market and for purposes of segment reporting are aggregated as one operating segment. All investing activities are included in the Investing operating segment.

The Company has significantly restructured Gryphon's operations, and Gryphon's premium volume has decreased by approximately 50% from preacquisition levels. Gryphon continuing programs are administered by underwriting units in the Excess and Surplus Lines operating segment. Gryphon discontinued programs are included in Other for purposes of segment reporting.

The Company considers many factors, including the nature of the underwriting units' insurance products, production sources, distribution strategies and regulatory environment in determining how to aggregate operating segments.

Segment profit or loss for the Excess and Surplus Lines and the Specialty Admitted operating segments is measured by underwriting profit or loss. Segment profit for the Investing operating segment is measured by net investment income and net realized gains or losses.

The Company does not allocate assets to the Excess and Surplus Lines or the Specialty Admitted operating segments for management reporting purposes. The total investment portfolio is allocated to the Investing operating segment. The Company does not allocate capital expenditures for long-lived assets to any of its operating segments for management reporting purposes.

a)  Following is a summary of segment disclosures (dollars in thousands):

                                              Years Ended December 31,
                                   ---------------------------------------------
                                      1999              1998              1997
--------------------------------------------------------------------------------
Segment Revenues
     Excess & Surplus Lines        $ 286,449         $ 229,541         $ 216,478
     Specialty Admitted              114,567           103,726           116,400
     Investing                        86,784            91,604            84,487
     Other                            36,180                --                --
--------------------------------------------------------------------------------
     Segment Revenues              $ 523,980         $ 424,871         $ 417,365
================================================================================
Segment Profit (Loss)
     Excess & Surplus Lines        $  15,846         $   6,878         $  14,032
     Specialty Admitted                 (890)           (1,788)          (11,291)
     Investing                        86,784            91,604            84,487
     Other                           (18,093)               --                --
--------------------------------------------------------------------------------
     SEGMENT PROFIT                $  83,647         $  96,694         $  87,228
================================================================================

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


18. Segment Reporting Disclosures (continued)


                                             Years Ended December 31,
                                  ----------------------------------------------
                                      1999             1998            1997
--------------------------------------------------------------------------------
Segment Assets
     Excess & Surplus Lines       $       --       $       --       $       --
     Specialty Admitted                   --               --               --
     Investing                     1,623,139        1,481,093        1,408,320
     Other                           832,166          440,171          461,780
--------------------------------------------------------------------------------
     SEGMENT ASSETS               $2,455,305       $1,921,264       $1,870,100
================================================================================
Combined Ratio
     Excess & Surplus Lines               94%              97%              94%
     Specialty Admitted                  101%             102%             110%
     Investing                            --               --               --
     Other                               150%              --               --
--------------------------------------------------------------------------------
     COMBINED RATIO                      101%              98%              99%
================================================================================

b) The following summary reconciles significant segment items to the Company's consolidated financial statements (dollars in thousands):

                                             Years Ended December 31,
                                  ----------------------------------------------
                                      1999             1998            1997
--------------------------------------------------------------------------------
Operating Revenues
     Earned premiums              $  437,196       $  333,267       $  332,878
     Investing results                86,784           91,604           84,487
     Other                               341            1,130            1,682
--------------------------------------------------------------------------------
     TOTAL OPERATING REVENUES     $  524,321       $  426,001       $  419,047
================================================================================
Income Before Income Taxes
     Segment profit               $   83,647       $   96,694       $   87,228
     Unallocated amounts
         Amortization expense         (5,398)          (2,033)          (2,435)
         Interest expense            (25,150)         (20,406)         (20,124)
         Other                           341            1,130            1,682
--------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAXES   $   53,440       $   75,385       $   66,351
================================================================================

--------------------------------------------------------------------------------

19. Acquisition


On January 15, 1999, the Company acquired Gryphon Holdings, Inc. and its subsidiaries (Gryphon) as the result of the completion of a public tender offer. The Company's results for the year ended December 31, 1999 include Gryphon since the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Total consideration paid for Gryphon was approximately $145.7 million. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill and is being amortized using the straight-line method over 20 years. The Company funded the transaction with available cash of approximately $95.7 million and borrowings of approximately $50 million. In addition the Company refinanced $55.0 million of Gryphon's long-term debt.

The table below summarizes, on a pro forma basis, the Company's consolidated results of operations as if the purchase of Gryphon had taken place as of January 1, 1998 (dollars in thousands, except per share amounts):

                                                                 Year Ended
                                                              December 31, 1998
--------------------------------------------------------------------------------
Total operating revenues                                          $549,201
Net income                                                          28,489
--------------------------------------------------------------------------------
Net income per share
     Basic                                                        $   5.17
     Diluted                                                          5.05
================================================================================
Gryphon's results had a dilutive effect on the Company's pro forma results of operations in 1998 due to significant loss reserve strengthening at Gryphon.

================================================================================

20. Subsequent Event


The Company originally announced an agreement to purchase Terra Nova (Bermuda) Holdings Ltd. (Terra Nova) in August 1999. On January 26, 2000, subsequent to the Company's year end, the Company announced revised terms for its acquisition of Terra Nova. The new agreement was reached after preliminary information indicated that Terra Nova would report a loss for the year ended December 31, 1999.

Pursuant to the revised terms of the merger agreement, purchase consideration will consist of approximately $325 million in cash, 1.8 million Markel common shares and 1.8 million Markel contingent value rights (CVR). The CVR's are intended to increase the likelihood that a Terra Nova shareholder will be able to realize a minimum value of $185 for each Markel share received. In addition, $175 million of Terra Nova debt will remain outstanding. The acquisition will be accounted for as a purchase transaction. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired will be recorded as goodwill and will be amortized using the straight-line method over 20 years. The transaction which is subject to approval by the Company's and Terra Nova's shareholders, the receipt of necessary regulatory approvals and other customary closing conditions is scheduled to close on March 24, 2000.

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


21. Markel Corporation (Parent Company Only) Financial Information


----------------------------------------------------------------------------------------------------
CONDENSED BALANCE SHEETS

                                                                                 December 31,
                                                                           -------------------------
                                                                             1999          1998
----------------------------------------------------------------------------------------------------
                                                                            (dollars in thousands)
ASSETS
Investments, available-for-sale, at estimated fair value
     Fixed maturities (cost of $37,041 in 1999 and $86,669 in 1998)        $ 36,246       $ 87,267
     Equity securities (cost of $54,011 in 1999 and $48,007 in 1998)         55,822         50,637
     Short-term investments (estimated fair value approximates cost)         28,053         58,726
----------------------------------------------------------------------------------------------------
     TOTAL INVESTMENTS, AVAILABLE-FOR-SALE                                  120,121        196,630
----------------------------------------------------------------------------------------------------

Cash and cash equivalents                                                       853            624
Investments in consolidated subsidiaries                                    549,432        431,836
Notes receivable due from subsidiaries                                       38,864         52,764
Current income taxes recoverable                                                 --            200
Other assets                                                                 30,289         25,328
----------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                          $739,559       $707,382
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current income taxes payable                                               $    752       $     --
Deferred income taxes                                                         4,906          6,570
Long-term debt                                                              167,984         93,219
Other liabilities                                                            27,858         27,652
8.71% Junior Subordinated Deferrable Interest Debentures                    154,640        154,640
----------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                                      356,140        282,081
----------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                             383,419        425,301
----------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $739,559       $707,382
====================================================================================================

--------------------------------------------------------------------------------

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                                             Years Ended December 31,
                                                                    ------------------------------------------
                                                                      1999            1998            1997
--------------------------------------------------------------------------------------------------------------
                                                                            (dollars in thousands)
REVENUES
Net investment income                                               $ 10,390        $ 12,900        $ 11,816
Cash dividends on common stock of
     consolidated subsidiaries                                        48,851          35,637          29,125
Net realized gains (losses) from investment sales                     (5,767)          3,980           1,036
Other                                                                    147               6              15
--------------------------------------------------------------------------------------------------------------
     TOTAL REVENUES                                                   53,621          52,523          41,992
==============================================================================================================

EXPENSES
Interest                                                              23,845          20,167          20,306
Other                                                                  1,124           1,001             644
--------------------------------------------------------------------------------------------------------------
     TOTAL EXPENSES                                                   24,969          21,168          20,950
==============================================================================================================

     INCOME BEFORE EQUITY IN UNDISTRIBUTED
         EARNINGS OF CONSOLIDATED SUBSIDIARIES
         AND INCOME TAXES                                             28,652          31,355          21,042
Equity in undistributed earnings of
     consolidated subsidiaries                                         8,345          19,734          23,666
Income tax benefit                                                    (3,617)         (6,204)         (5,719)
--------------------------------------------------------------------------------------------------------------
     NET INCOME                                                     $ 40,614        $ 57,293        $ 50,427
==============================================================================================================

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gains (losses) on securities, net of taxes
     Net holding gains (losses) arising
         during the period                                          $ (5,186)       $  2,881        $  2,477
     Consolidated subsidiaries' net holding
         gains (losses) arising during the period                    (76,037)         21,231          49,323
--------------------------------------------------------------------------------------------------------------
                                                                     (81,223)         24,112          51,800
--------------------------------------------------------------------------------------------------------------

     Less reclassification adjustments for gains (losses)
         included in net income                                        3,749          (2,587)           (673)
     Less consolidated subsidiaries' reclassification
         adjustments for gains included in net income                 (3,166)        (10,776)         (9,619)
--------------------------------------------------------------------------------------------------------------
                                                                         583         (13,363)        (10,292)
--------------------------------------------------------------------------------------------------------------
     TOTAL OTHER COMPREHENSIVE INCOME (LOSS)                         (80,640)         10,749          41,508
--------------------------------------------------------------------------------------------------------------
     COMPREHENSIVE INCOME (LOSS)                                    $(40,026)       $ 68,042        $ 91,935
==============================================================================================================

Markel Corporation & Subsidiaries
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


21. Markel Corporation (Parent Company Only) Financial Information (continued)


CONDENSED STATEMENTS OF CASH FLOWS


                                                                 Years Ended December 31,
                                                       ---------------------------------------------
                                                          1999             1998             1997
----------------------------------------------------------------------------------------------------
                                                                  (dollars in thousands)
OPERATING ACTIVITIES
Net income                                             $  40,614        $  57,293        $  50,427
Adjustments to reconcile net income to net cash
     provided by operating activities                      7,448          (34,186)         (15,471)
----------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES            48,062           23,107           34,956
====================================================================================================

INVESTING ACTIVITIES
Proceeds from sales of fixed maturities
     and equity securities                                80,751           15,410            5,918
Proceeds from maturities of fixed maturities              16,442           82,846            2,047
Cost of fixed maturities and equity
     securities purchased                                (56,691)         (92,991)        (152,551)
Net change in short-term investments                      30,673          (23,232)         (17,876)
Decrease (increase) in notes receivable due
     from subsidiaries                                    13,900           (4,538)           1,468
Capital contribution to subsidiaries                     (14,000)              --           (4,640)
Sales (acquisition) of insurance companies              (124,318)              --           15,791
Other                                                     (8,833)          (1,082)          (1,424)
----------------------------------------------------------------------------------------------------
     NET CASH USED BY INVESTING ACTIVITIES               (62,076)         (23,587)        (151,267)
====================================================================================================

FINANCING ACTIVITIES
Net proceeds from issuance of 8.71% Junior
     Subordinate Deferrable Interest Debentures               --               --          152,763
Dividends to subsidiaries                                     --               --              (51)
Additions to long-term debt                              115,000               --               --
Repayments and repurchases of long-term debt             (95,288)              --          (21,527)
Repurchase of preferred stock from subsidiaries               --               --          (12,000)
Other                                                     (5,469)             455           (3,787)
----------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES            14,243              455          115,398
====================================================================================================
Increase (decrease) in cash and cash equivalents             229              (25)            (913)
Cash and cash equivalents at beginning of year               624              649            1,562

----------------------------------------------------------------------------------------------------
     CASH AND CASH EQUIVALENTS AT END OF YEAR          $     853        $     624        $     649
====================================================================================================

                       Report of Independent Accountants

To the Shareholder and Board of Directors of Terra Nova (Bermuda) Holdings Ltd.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Terra Nova (Bermuda) Holdings Ltd. and subsidiaries at December 31, 1999 and December 31, 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
March 10, 2000 except as to note 23
which is as of March 17, 2000

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                At December 31,
                             (dollars in thousands)

                                                           1999        1998
                                                        ----------  ----------
                        ASSETS
Investments available for sale, at fair value:
Fixed maturities
  Bonds (amortized cost $1,321,888 and $1,374,272,
   respectively)....................................... $1,306,110  $1,446,621
Common stocks (cost $98,335 and $56,924,
 respectively).........................................    109,900      88,022
                                                        ----------  ----------
    Total investments..................................  1,416,010   1,534,643
Cash and cash equivalents..............................     74,798      40,394
Accrued investment income..............................     27,607      30,015
Insurance balances receivable..........................    121,094      81,634
Reinsurance recoverable on paid losses.................     62,162      45,882
Reinsurance recoverable on unpaid losses...............    346,483     226,099
Accrued premium income.................................    238,230     283,383
Prepaid reinsurance premiums...........................     97,771      37,472
Deferred acquisition costs.............................     99,683     107,607
Income tax recoverable.................................      4,422         --
Deferred income taxes..................................     31,820         --
Other assets...........................................    111,620      92,243
                                                        ----------  ----------
    Total assets....................................... $2,631,700  $2,479,372
                                                        ==========  ==========
                      LIABILITIES
Unpaid losses and loss adjustment expenses............. $1,409,968  $1,209,003
Unearned premiums......................................    468,178     401,002
Insurance balances payable.............................     53,853      23,941
Income tax payable.....................................        --        4,228
Deferred income taxes..................................        --       27,450
Long term debt.........................................    175,000     175,000
Other liabilities......................................     80,691      67,886
                                                        ----------  ----------
    Total liabilities..................................  2,187,690   1,908,510
                                                        ----------  ----------
                 SHAREHOLDERS' EQUITY
Common shares
  "A" ordinary shares, 75,000,000 authorized, $5.80 par
  value
  (24,348,192 issued and outstanding; 1998:
  24,172,717)..........................................    141,219     140,202
  "B" ordinary shares, convertible, 10,000,000
   authorized, $5.80 par value
  (1,796,217 issued and outstanding; 1998: 1,796,217)..     10,418      10,418
Stock held in Trust, at cost...........................    (16,787)    (12,900)
Deferred equity compensation...........................      7,564       4,623
Additional capital.....................................    113,855     111,727
Retained earnings......................................    195,163     236,292
Accumulated other comprehensive (loss) income..........     (7,422)     80,500
                                                        ----------  ----------
    Total shareholders' equity.........................    444,010     570,862
                                                        ----------  ----------
    Total liabilities and shareholders' equity......... $2,631,700  $2,479,372
                                                        ==========  ==========

        See accompanying notes to the consolidated financial statements

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            Year Ended December 31,
                (dollars in thousands except per share amounts)

                                                   1999      1998      1997
                                                 --------  --------  --------
Revenues
Net written premiums............................ $618,446  $646,197  $483,545
Increase in unearned premiums...................  (33,165)  (99,289)  (64,476)
                                                 --------  --------  --------
Net earned premiums.............................  585,281   546,908   419,069
Net investment income...........................   93,829    93,262    85,130
Realized net capital gains on sales of
 investments....................................   26,879    17,963    15,333
Foreign exchange gains (losses).................    3,016      (586)   (1,268)
Agency income...................................   14,245    17,057    15,571
                                                 --------  --------  --------
  Total revenues................................  723,250   674,604   533,835
                                                 ========  ========  ========
Expenses
Losses and loss adjustment expenses, net........  491,243   359,567   282,480
Policy acquisition costs........................  240,836   160,380   115,427
Other operating expenses........................   25,397    20,322    13,706
Interest expense................................   12,400    13,697    12,710
Agency expenses.................................   14,138    13,760    13,130
Other expenses..................................   11,838     5,617     5,333
                                                 --------  --------  --------
  Total expenses................................  795,852   573,343   442,786
                                                 --------  --------  --------
(Loss) income before income tax.................  (72,602)  101,261    91,049
Income tax (benefit) expense....................  (37,628)   17,221    17,639
                                                 --------  --------  --------
Net (loss) income before extraordinary charge...  (34,974)   84,040    73,410
Extraordinary charge after income tax...........      --     11,641       --
                                                 --------  --------  --------
Net (loss) income............................... $(34,974) $ 72,399  $ 73,410
                                                 ========  ========  ========
Basic earnings per common share
  Net (loss) income before extraordinary
   charge....................................... $  (1.38) $   3.30  $   2.87
  Extraordinary charge after income tax.........      --      (0.46)      --
                                                 --------  --------  --------
  Net (loss) income............................. $  (1.38) $   2.84  $   2.87
                                                 ========  ========  ========
Diluted earnings per common share
  Net (loss) income before extraordinary
   charge....................................... $  (1.38) $   3.22  $   2.82
  Extraordinary charge after income tax.........      --      (0.45)      --
                                                 --------  --------  --------
  Net (loss) income............................. $  (1.38) $   2.77  $   2.82
                                                 ========  ========  ========

        See accompanying notes to the consolidated financial statements

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                Consolidated Statements of Comprehensive Income
                            Year Ended December 31,
                             (dollars in thousands)

                                                     1999      1998     1997
                                                   ---------  -------  -------
Net (loss) income................................. $ (34,974) $72,399  $73,410
                                                   ---------  -------  -------
Other comprehensive (loss) income:
  Unrealized (depreciation) appreciation of
   investments before tax.........................   (80,781)  45,299   39,543
  Tax benefit (expense)...........................    17,150   (8,242)  (8,872)
                                                   ---------  -------  -------
  Unrealized (depreciation) appreciation of
   investments after tax..........................   (63,631)  37,057   30,671
                                                   ---------  -------  -------
Less: Reclassification adjustment for gains
 included in net income
 before tax.......................................   (26,879) (17,963) (15,333)
  Tax (benefit) expense...........................     6,219    4,818    4,821
                                                   ---------  -------  -------
  Reclassification adjustment for gains included
   in net income
   after tax......................................   (20,660) (13,145) (10,512)
                                                   ---------  -------  -------
Currency translation adjustment...................    (3,631)      46      (78)
                                                   ---------  -------  -------
Other comprehensive (loss) income.................   (87,922)  23,958   20,081
                                                   ---------  -------  -------
Comprehensive (loss) income....................... $(122,896) $96,357  $93,491
                                                   =========  =======  =======


        See accompanying notes to the consolidated financial statements

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                Consolidated Statements of Shareholders' Equity
                            Year Ended December 31,

                                                              Stock held                                 Unrealized
                    Common "A" Shares  Common "B" Shares       in Trust          Deferred              (Depreciation)
                   ------------------- ------------------  ------------------     Equity    Additional  Appreciation
                     Number    Value    Number     Value    Number    Value    Compensation  Capital   of Investments
                   ---------- -------- ---------  -------  --------  --------  ------------ ---------- --------------
                                                     (dollars in thousands except share numbers)
Balance, January
1, 1997..........  23,802,426 $138,054 2,048,140  $11,879       --   $    --      $  --      $111,544     $ 36,271
 Shares issued
 for exercise of
 share options...      35,986      209       --       --     26,000       520        --            24          --
 Shares
 repurchased
 during the
 year............         --       --        --       --   (500,000)  (10,020)       --           --           --
 Deferred
 compensation
 expense.........         --       --        --       --        --        --       3,644          --           --
 Deferred
 compensation
 expense released
 on exercise of
 share options...         --       --        --       --        --        --        (369)         --           --
 Conversion of
 "B" shares into
 "A" shares......     251,923    1,461  (251,923)  (1,461)      --        --         --           --           --
 Net
 appreciation....         --       --        --       --        --        --         --           --        24,210
 Income tax
 expense.........         --       --        --       --        --        --         --           --        (4,051)
 Change during
 the year........         --       --        --       --        --        --         --           --           --
 Net income......         --       --        --       --        --        --         --           --           --
 Dividends paid--
 $0.17 per
 ordinary share..         --       --        --       --        --        --         --           --           --
                   ---------- -------- ---------  -------  --------  --------     ------     --------     --------
Balance, December
31, 1997.........  24,090,335  139,724 1,796,217   10,418  (474,000)   (9,500)     3,275      111,568       56,430
 Shares issued
 for exercise of
 share options...      82,382      478       --       --        --        --         --           159          --
 Shares
 repurchased
 during the
 year............         --       --        --       --   (132,800)   (3,400)       --           --           --
 Deferred
 compensation
 expense.........         --       --        --       --        --        --       1,348          --           --
 Net
 appreciation....         --       --        --       --        --        --         --           --        27,336
 Income tax
 expense.........         --       --        --       --        --        --         --           --        (3,424)
 Change during
 the year........         --       --        --       --        --        --         --           --           --
 Net income......         --       --        --       --        --        --         --           --           --
 Dividends paid--
 $0.23 per
 ordinary share..         --       --        --       --        --        --         --           --           --
                   ---------- -------- ---------  -------  --------  --------     ------     --------     --------
Balance, December
31, 1998.........  24,172,717  140,202 1,796,217   10,418  (606,800)  (12,900)     4,623      111,727       80,342
 Shares issued
 for exercise of
 share options...     175,475    1,017       --       --        --        --         --         2,128          --
 Shares
 repurchased
 during the
 year............         --       --        --       --   (169,800)   (3,887)       --           --           --
 Deferred
 compensation
 expense.........         --       --        --       --        --        --       2,941          --           --
 Net
 depreciation....         --       --        --       --        --        --         --           --      (107,660)
 Income tax
 benefit.........         --       --        --       --        --        --         --           --        23,369
 Change during
 the year........         --       --        --       --        --        --         --           --           --
 Net income......         --       --        --       --        --        --         --           --           --
 Dividends paid--
 $0.24 per
 ordinary share..         --       --        --       --        --        --         --           --           --
                   ---------- -------- ---------  -------  --------  --------     ------     --------     --------
Balance, December
31, 1999.........  24,348,192 $141,219 1,796,217  $10,418  (776,600) $(16,787)    $7,564     $113,855     $ (3,949)
                   ========== ======== =========  =======  ========  ========     ======     ========     ========
                   Cumulative                Total
                   Translation Retained  Shareholders'
                   Adjustment  Earnings     Equity
                   ----------- --------- -------------
Balance, January
1, 1997..........    $   190   $100,821    $398,759
 Shares issued
 for exercise of
 share options...        --         --          753
 Shares
 repurchased
 during the
 year............        --         --      (10,020)
 Deferred
 compensation
 expense.........        --         --        3,644
 Deferred
 compensation
 expense released
 on exercise of
 share options...        --         --         (369)
 Conversion of
 "B" shares into
 "A" shares......        --         --          --
 Net
 appreciation....        --         --       24,210
 Income tax
 expense.........        --         --       (4,051)
 Change during
 the year........        (78)       --          (78)
 Net income......        --      73,410      73,410
 Dividends paid--
 $0.17 per
 ordinary share..        --      (4,370)     (4,370)
                   ----------- --------- -------------
Balance, December
31, 1997.........       1 12    169,861     481,888
 Shares issued
 for exercise of
 share options...        --         --          637
 Shares
 repurchased
 during the
 year............        --         --       (3,400)
 Deferred
 compensation
 expense.........        --         --        1,348
 Net
 appreciation....        --         --       27,336
 Income tax
 expense.........        --         --       (3,424)
 Change during
 the year........         46        --           46
 Net income......        --      72,399      72,399
 Dividends paid--
 $0.23 per
 ordinary share..        --      (5,968)     (5,968)
                   ----------- --------- -------------
Balance, December
31, 1998.........        158    236,292     570,862
 Shares issued
 for exercise of
 share options...        --         --        3,145
 Shares
 repurchased
 during the
 year............        --         --       (3,887)
 Deferred
 compensation
 expense.........        --         --        2,941
 Net
 depreciation....        --         --     (107,660)
 Income tax
 benefit.........        --         --       23,369
 Change during
 the year........     (3,631)       --       (3,631)
 Net income......        --     (34,974)    (34,974)
 Dividends paid--
 $0.24 per
 ordinary share..        --      (6,155)     (6,155)
                   ----------- --------- -------------
Balance, December
31, 1999.........    $(3,473)  $195,163    $444,010
                   =========== ========= =============

        See accompanying notes to the consolidated financial statements

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                            Year Ended December 31,
                             (dollars in thousands)

                                                1999       1998       1997
                                              ---------  ---------  ---------
Cash flows from operating activities:
  Net (loss) income.......................... $ (34,974) $  72,399  $  73,410
Adjustments to reconcile net income to net
 cash and cash equivalents provided by
 operating activities:
  Amortization of goodwill...................     4,089        781        642
  Bad debt expenses..........................     7,974      9,464      1,238
  Realized net capital gains.................   (26,879)   (17,963)   (15,333)
  Stock option compensation expense..........     2,941      1,348      3,208
  Change in unpaid losses and loss adjustment
   expenses..................................   217,433     50,389     47,612
  Change in unearned premiums and prepaid
   reinsurance...............................     6,878    115,448     60,705
  Change in insurance balances payable.......    29,912     (9,892)     4,965
  Change in insurance balances receivable,
   accrued premium income and reinsurance
   recoverable on paid and unpaid losses.....  (138,292)   (97,303)   (58,960)
  Change in deferred acquisition costs.......     7,922    (31,227)   (26,475)
  Change in accrued investment income........     2,407     (1,939)    (1,510)
  Change in current and deferred income
   taxes.....................................   (46,201)       896     (7,407)
  Change in other assets and liabilities,
   net.......................................   (13,067)   (16,508)      (194)
                                              ---------  ---------  ---------
    Total adjustments........................    55,117      3,494      8,491
                                              ---------  ---------  ---------
    Net cash and cash equivalents provided by
     operating activities....................    20,143     75,893     81,901
                                              ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds of fixed maturities matured.......     9,240     57,616     65,096
  Proceeds of fixed maturities sold..........   368,146    391,757    521,301
  Proceeds of equity securities sold.........   174,530    140,564    215,732
  Purchase of fixed maturities...............  (347,337)  (587,751)  (665,228)
  Purchase of equity securities..............  (177,057)  (119,341)  (175,307)
  Acquisition of capacity at Octavian........    (6,314)    (5,657)      (639)
  Payment consideration for Corifrance.......       --         --     (42,225)
  Acquisition expenses for Corifrance........       --         --        (461)
                                              ---------  ---------  ---------
    Net cash and cash equivalents provided by
     (used in) investing activities..........    21,208   (122,812)   (81,731)
                                              ---------  ---------  ---------
Cash flows from financing activities:
  Stock repurchases..........................    (3,887)    (3,400)   (10,020)
  Proceeds from public debt offerings........       --      99,899     74,866
  Payment of fees for financing public debt
   offerings.................................       --        (913)    (1,179)
  Redemption of public debt..................       --    (113,053)       --
  Proceeds from shares issued................     3,145        637        384
  Ordinary dividends paid to stockholders....    (6,155)    (5,968)    (4,370)
                                              ---------  ---------  ---------
    Net cash and cash equivalents (provided
     by) used in financing activities........    (6,897)   (22,798)    59,681
                                              ---------  ---------  ---------
Change in cash and cash equivalents..........    34,454    (69,717)    59,851
Exchange on foreign currency cash balances...       (50)       247       (531)
Cash and cash equivalents at beginning of
 year........................................    40,394    109,864     50,544
                                              ---------  ---------  ---------
Cash and cash equivalents at end of year..... $  74,798  $  40,394  $ 109,864
                                              =========  =========  =========
Supplemental disclosure of cash flow
 information
  Income taxes paid.......................... $   3,506  $  13,642  $  23,001
                                              ---------  ---------  ---------
  Interest paid.............................. $  12,400  $  14,638  $  10,750
                                              =========  =========  =========

        See accompanying notes to the consolidated financial statements

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

   Terra Nova (Bermuda) Holdings Ltd. ("Bermuda Holdings") is incorporated in Bermuda. All references here to the "Company" are to Bermuda Holdings and all of its direct and indirect subsidiaries. These include Terra Nova Insurance (U.K.) Holdings plc ("U.K. Holdings"), Terra Nova Insurance Company Limited ("Terra Nova"), Terra Nova (Bermuda) Insurance Company Ltd. ("Terra Nova (Bermuda)"), Octavian Syndicate Management Limited ("Octavian"), Terra Nova Capital Limited ("Terra Nova Capital") and Compagnie de Reassurance d'Ile de France ("Corifrance").

   The Company is a specialty property, casualty, marine and aviation insurance and reinsurance company. It operates in the London market through its London based subsidiary, Terra Nova, in the Continental European market through its French subsidiary, Corifrance, in the Bermuda market through its Bermuda based subsidiary, Terra Nova (Bermuda) and in the Lloyd's market through its London based subsidiary, Terra Nova Capital. Writings originate worldwide. It writes most insurance and reinsurance business through brokers authorized to place business at Lloyd's. It also writes through non-Lloyd's brokers and with individual ceding companies. The broker is regarded as the agent of the insured or reinsured in placing the business. The Company also owns the business and assets of Octavian, a Lloyd's managing agent, consisting of the rights to manage certain Lloyd's syndicates (the "Octavian syndicates").

   A managing agent is permitted by the Council of Lloyd's to perform, on behalf of an underwriting member of any one of the syndicates which it manages, one or more of the following functions:

   (a) underwriting contracts of insurance at Lloyd's;

  (b) obtaining reinsurance for such contracts in whole or in part;

  (c) paying claims on such contracts.

   Members of Lloyd's underwrite insurance risk at Lloyd's by being a member of one or more Lloyd's syndicates. A syndicate has no separate legal identity and is "managed" by a managing agent.

   The standard Lloyd's contract between a managing agent and the members of a syndicate managed by that agent, identifies the following services to be provided by the managing agent on behalf of the members:

  (a) determine underwriting policy and determine policy and effect reinsurance;

  (b) appoint and supervise the underwriter and associate underwriting, claims, administrative and accounting staff;

  (c) accept underwriting risks and settle and pay claims on behalf of the syndicate;

  (d) manage the investment of the monies and other assets held in each syndicate;

  (e) prepare and distribute annual reports, personal accounts and other reports and documents as required by the Council of Lloyd's.

   A managing agent charges an annual fee which will be complimented, in profitable years, by a profit commission. The managing agent employs management and underwriting staff, recharging the costs of employment and resourcing the syndicate's activities to the syndicate and retaining costs incurred in respect of the management functions.

   The managing agent does not participate directly in the profit or loss on underwriting of its syndicates. It is incentivized by earning a commission on syndicate profits.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   The managing agency manages but does not participate in its own syndicate and has no liability under contracts of insurance. However, Terra Nova Capital, a subsidiary of U.K. Holdings, is a corporate member of Lloyd's and a member of each of the syndicates managed by Octavian. Terra Nova Capital therefore participates in the underwriting results of the Octavian syndicates.

2. Basis of Preparation

   The accompanying consolidated financial statements have been prepared on the basis of United States generally accepted accounting principles ("GAAP"). All material intercompany transactions and balances have been eliminated.

3. Significant Accounting Policies

   (a) Investments and related income: Investments in fixed maturities and equity securities are classified as available for sale and held with the intention of selling such investments from time to time, and are carried at fair value. Unrealized gains and losses, net of related deferred income taxes and minority interests, are recorded in shareholders' equity. Realized gains and losses are included in operations and determined by specific identification. Investment income is recorded as earned.

   (b) Cash and cash equivalents: Cash and cash equivalents consist of cash and various short-term investments which have maturities when bought of 90 days or less. Cash equivalents are stated at fair value which approximates cost.

   (c) Premiums: Premiums are earned pro-rata over the term of the related coverage. The balance of unearned premiums represents the portion of gross written premiums relating to the unexpired terms of coverage.

   (d) Octavian income and expenses: The Company recognizes its share of the premiums, losses and expenses associated with its participation in Lloyd's syndicates consistent with the bases used in its insurance company operations and in accordance with GAAP. Agency income is earned and agency expenses charged as incurred from Octavian's role as managing agent.

   (e) Deferred acquisition costs: Acquisition costs, which represent net commission and other expenses incurred in producing business, are deferred and amortized over the period in which the related premiums are earned. Deferred acquisition costs are limited to the amounts estimated as recoverable from the applicable unearned premiums and the related expected investment income, after giving effect to anticipated losses, loss adjustment expenses and expenses necessary to maintain the contracts in force.

   (f) Insurance balances receivable and reinsurance recoverable on paid and unpaid losses: Receivable balances are stated net of allowances for doubtful accounts. Reinsurance recoverable on unpaid losses represents the estimated portion of such liabilities that will be recovered from reinsurers, determined in a manner consistent with the related liabilities.

   (g) Income taxes: Deferred income taxes are recorded on temporary differences between financial reporting and tax bases of assets and liabilities in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109.

   (h) Foreign currency translation: The U.S. dollar is the reporting currency and principal functional currency, as most of the policies written are denominated in U.S. dollars. Revenues and expenses in non-U.S. dollar currencies are translated at the average rates of exchange. Monetary assets and liabilities are translated at the rate of exchange in effect at the close of the period. Non-monetary assets and liabilities, primarily deferred revenue and expenses, are translated at historical rates of exchange. Gains or losses resulting from non-U.S. dollar transactions are included in net income. Certain other net translation adjustments are shown as a separate item of shareholders' equity.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   (i) Accrued premium income: Accrued premium income represents the difference between the estimated cumulative ultimate gross written premiums and cumulative billed premiums.

   (j) Prepaid reinsurance premiums: Prepaid reinsurance premiums represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of reinsurance contracts.

   (k) Losses and loss adjustment expenses: Losses and loss adjustment expenses are charged to income as incurred. The reserve for unpaid losses and loss adjustment expenses represents estimates for reported losses, including provisions for losses incurred but not reported ("IBNR"). The adequacy of these estimates is assessed by reference to projections of the ultimate losses for each accident year. The methods of determining such estimates and establishing reserves are reviewed continually and updated. Resulting adjustments are reflected in current operations.

   (l) Stock-based compensation: The Company has adopted SFAS No.123 "Accounting for Stock-Based Compensation". As allowed under this standard, the Company accounts for stock option grants in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees".

   Compensation expense for stock option grants is recognized to the extent that the fair value of the stock exceeds the exercise price of the option at the measurement date. Any resulting compensation expense is accrued over the shorter of the vesting or service period.

   Deferred compensation, recorded as a component of shareholders' equity, represents options the Company expects to settle in stock.

   (m) Risks and uncertainties: Information about risks and uncertainties existing at the balance sheet date related to the following areas are included in Notes 1, 3, 4, 7, 10, 11, 12, 13, 14 and 17:

   --Nature of operations;
   --Use of estimates in preparing financial statements;
   --Certain significant estimates;
   --Current vulnerability due to certain concentrations.

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (n) Fair value of financial instruments: The following methods and assumptions were used by the Company in estimating the fair value of the financial instruments presented:

   Investments: Fair values were based on quoted market prices. For securities for which market prices were not readily available, fair values were estimated using quoted market prices of comparable investments.

     Long term debt: Fair value is based on quoted market price.

     Other financial instruments: The carrying amounts approximate fair value.

   (o) Goodwill: The goodwill in the Company's balance sheet has been calculated using the purchase method of accounting and is amortized on a straight line basis over periods not exceeding 40 years.

   (p) Reclassifications: Certain prior year amounts have been reclassified to conform with the current year presentation.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

4. Investments and Cash

   (a) Deposits: Securities with a carrying value of $122,105,666 and $103,731,433 at December 31, 1999 and 1998, respectively, were held in trust for the benefit of the Company's U.S. cedents and to facilitate the Company's accreditation as an alien reinsurer by certain States.

   Cash and securities with a carrying value of $20,994,932 and $21,100,926 at December 31, 1999 and 1998, respectively, were held in trust for the benefit of the Company's U.S. surplus lines policyholders.

   Cash and securities with a carrying value of $49,607,415 and $50,929,708 at December 31, 1999 and 1998, respectively, were held in trust for the benefit of the Company's Canadian cedents.

   The Company has contingent liabilities regarding undrawn letters of credit supporting certain reinsurance business written by the Company in the U.S. of $97,420,004 and $106,105,003 at December 31, 1999 and 1998, respectively. The
Company has deposited cash and investments with a carrying value of $105,812,403 (including $812,403 of restricted cash) and $158,018,677
(including $1,018,677 of restricted cash) at December 31, 1999 and 1998, respectively, as collateral against these amounts.

   The Company has contingent liabilities regarding irrevocable undrawn letters of credit of $246,886,653 and $248,212,339 supporting the Company's underwriting activities on the Octavian syndicates at December 31, 1999 and 1998, respectively. The Company has deposited cash and investments with a carrying value of $251,527,716 at December 31, 1999 and $250,553,300 at
December 31, 1998, respectively, as collateral to support this commitment. Cash and securities with a carrying value of $202,931,000 and $149,076,000 at December 31, 1999 and 1998, respectively, were held in trust for the benefit of the Octavian syndicates' policyholders.

   (b) Net investment income: An analysis of the net investment income of the Company is as follows:

                                                      Year ended December 31,
                                                      -------------------------
                                                       1999     1998     1997
                                                      -------  -------  -------
                                                      (dollars in thousands)
Fixed maturities..................................... $88,055  $86,899  $77,690
Equity securities....................................     608      463    1,538
Cash and cash equivalents............................   8,258    8,754    9,470
                                                      -------  -------  -------
Total investment income..............................  96,921   96,116   88,698
Investment expenses..................................  (3,092)  (2,854)  (3,568)
                                                      -------  -------  -------
  Net investment income.............................. $93,829  $93,262  $85,130
                                                      =======  =======  =======

   (c) Investment gains and losses: The realized net capital gains and changes in net unrealized appreciation or depreciation of investments are summarized below:

                                                     Year ended December 31,
                                                    ---------------------------
                                                      1999      1998     1997
                                                    ---------  -------  -------
                                                     (dollars in thousands)
Realized net capital gains on sale of investments:
  Fixed maturities................................. $  (6,066) $ 8,854  $ 5,342
  Equity securities................................    32,945    9,109    9,991
                                                    ---------  -------  -------
Realized net capital gains.........................    26,879   17,963   15,333
                                                    ---------  -------  -------
Changes in net unrealized (depreciation)
 appreciation:
  Fixed maturities.................................   (88,127)  30,691   17,291
  Equity securities................................   (19,533)  (3,355)   6,919
                                                    ---------  -------  -------
Changes in net unrealized (depreciation)
 appreciation......................................  (107,660)  27,336   24,210
                                                    ---------  -------  -------
Realized net capital gains and change in net
 unrealized (depreciation) appreciation of
 investments....................................... $ (80,781) $45,299  $39,543
                                                    =========  =======  =======

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   Realized net capital gains on sale of fixed maturities for the years ended December 31, 1999, 1998 and 1997, included gross capital gains of $5,754,000, $9,420,000 and $9,600,000, and gross capital losses of $11,820,000, $566,000 and $4,258,000, respectively.

   Proceeds from sales of investments in equity securities during 1999, 1998 and 1997, were $174,530,000, $140,564,000 and $215,732,000, respectively.
Realized net capital gains on sale of equity securities for the years ended December 31, 1999, 1998 and 1997, included gross capital gains of $42,403,000, $24,567,000 and $29,613,000 and gross capital losses of $9,458,000, $15,458,000 and $19,622,000, respectively.

   Net unrealized appreciation of equities (before income tax) of the Company at December 31, 1999, included gross unrealized appreciation of $12,894,000 and gross unrealized depreciation of $1,329,000. Net unrealized appreciation of equities of the Company at December 31, 1998, included gross unrealized appreciation of $38,551,000 and gross unrealized depreciation of $7,453,000.

   (d) Fixed maturities available for sale: At December 31, the amortized cost and estimated fair value of investments in fixed maturities of the Company were as follows:

                                              Gross        Gross     Estimated
                                Amortized   unrealized   unrealized     fair
                                   cost    appreciation depreciation   value
                                ---------- ------------ ------------ ----------
                                            (dollars in thousands)
     1999
U.S. government and agencies... $  203,610   $ 2,501      $ (4,157)  $  201,954
Foreign governments and
 agencies......................    496,936    10,187        (9,703)     497,420
Mortgage backed and asset
 backed........................    108,093     1,053          (723)     108,423
Supranationals.................    106,521       933        (3,371)     104,083
Corporate......................    406,728     3,045       (15,543)     394,230
                                ----------   -------      --------   ----------
  Total fixed maturities....... $1,321,888   $17,719      $(33,497)  $1,306,110
                                ==========   =======      ========   ==========

                                              Gross        Gross     Estimated
                                Amortized   unrealized   unrealized     fair
                                   cost    appreciation depreciation   value
                                ---------- ------------ ------------ ----------
                                            (dollars in thousands)
     1998
U.S. government and agencies... $  253,282   $18,920      $    (20)  $  272,182
Foreign governments and
 agencies......................    575,699    34,246          (220)     609,725
Mortgage backed and asset
 backed........................     50,945     1,558           (29)      52,474
Supranationals.................    121,945     7,142           --       129,087
Corporate......................    372,401    11,177          (425)     383,153
                                ----------   -------      --------   ----------
  Total fixed maturities....... $1,374,272   $73,043      $   (694)  $1,446,621
                                ==========   =======      ========   ==========

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

The amortized cost and estimated fair value of the Company's fixed maturities at December 31, 1999, by contractual maturity date, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or repay certain obligations with or without call or prepayment penalties.

                                               Amortized
                                                  cost    Fair value % of total
                                               ---------- ---------- ----------
                                                    (dollars in thousands)
Due in one year or less....................... $  116,121    115,592      9%
Due after one year through five years.........    611,434    607,165     46
Due after five years through ten years........    531,570    519,457     40
Due after ten years...........................     62,763     63,896      5
                                               ---------- ----------    ---
                                               $1,321,888 $1,306,110    100%
                                               ========== ==========    ===

   Mortgage and asset backed securities which are not due at a single maturity date have been allocated according to their expected final payment date as at year-end.

   (e) At December 31, 1999, the Company's portfolio by rating category, determined by recognized rating agencies, was:

                                           Estimated fair value
                                          ----------------------
                                          (dollars in thousands)
         U.S. government and agencies....         $201,954
         U.K. government and agency......          115,665
         AAA.............................          472,009
         AA..............................          295,545
         A...............................          135,775
         BBB.............................           85,162
                                                ----------
                                                $1,306,110
                                                ==========

   (f) At December 31, 1999, the estimated fair value of the following investments exceeded 10% of shareholders' equity:

                                           Estimated fair value
                                          ----------------------
                                          (dollars in thousands)
         United States Treasury..........        $201,954
         Government of Japan.............          84,089
         Canadian Treasury...............          96,574
         U.K. Treasury...................         115,665

   (g) Equities available for sale: At December 31, 1999, the cost and estimated fair value of investments in common stocks were as follows:

                                                                       Estimated
                                                                         fair
                                                                Cost     value
                                                               ------- ---------
                                                                  (dollars in
                                                                  thousands)
      Public utilities........................................ $   374 $    408
      Banks, trust and insurance companies....................  13,198   14,694
      Industrial, miscellaneous and all other.................  84,763   94,798
                                                               ------- --------
        Total equity securities............................... $98,335 $109,900
                                                               ======= ========

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

5. Income Taxes

   (a) The U.K. corporation tax rate applicable to ordinary income was reduced to 31% from 33% on April 1, 1997, and to 30% from 31% on April 1, 1999. The corporation tax rate in France was 41.67% for 1997 and 1998, and 40% for 1999. The difference between the actual tax expense and the "expected" amount calculated by applying the U.K. corporation tax rate is explained as follows:

                                                     Year ended December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     --------  -------  -------
                                                      (dollars in thousands)
     "Expected" tax (benefit) expense............... $(21,962) $31,391  $28,680
     Adjustments:
       Non-taxable income...........................  (16,878) (15,042) (10,004)
       Other........................................    1,212      872   (1,037)
                                                     --------  -------  -------
     Actual tax (benefit) expense................... $(37,628) $17,221  $17,639
                                                     ========  =======  =======

   (b) The components of income tax (benefit) expense attributable to continuing operations are as follows:

                                                     Year ended December 31,
                                                     --------------------------
                                                      (dollars in thousands)
                                                       1999     1998     1997
                                                     --------  -------  -------
     Current U.K. corporation tax................... $ (7,644) $ 2,789  $10,743
     Current French corporation tax.................     (160)   1,310      --
     Deferred tax...................................  (29,824)  13,122    6,896
                                                     --------  -------  -------
       Income tax................................... $(37,628) $17,221  $17,639
                                                     ========  =======  =======

   (c) Deferred tax liabilities and assets are provided for expected future tax consequences of events that have been recognized in the consolidated financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on the difference between the financial statements and tax bases of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Measurement of a deferred tax asset, if any, is subject to the expectation of future realization. The components of net deferred tax asset (liability) of the Company as at December 31, 1999 and 1998, were as follows:

                                                              1999      1998
                                                             -------  --------
                                                               (dollars in
                                                                thousands)
     Deferred tax assets:
       Unrealized depreciation of investments............... $ 4,402  $    321
       Operating losses and other...........................  30,977       318
                                                             -------  --------
         Total deferred tax assets..........................  35,379       639
                                                             -------  --------
     Deferred tax liabilities:
       Unrealized appreciation of investments...............     (80)  (11,718)
       Other................................................  (3,479)  (16,371)
                                                             -------  --------
         Total deferred tax liabilities.....................  (3,559)  (28,089)
                                                             -------  --------
     Net deferred tax asset (liability)..................... $31,820  $(27,450)
                                                             =======  ========

   (d) Under current Bermuda law, Terra Nova (Bermuda) and Bermuda Holdings are not required to pay any taxes in Bermuda on either income or capital gains. Terra Nova (Bermuda) and Bermuda Holdings have received an undertaking from the Minister of Finance in Bermuda that in the event of any such taxes being imposed, they will be exempted from such taxation until the year 2016.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   (e) The Company does not consider itself to be engaged in trade or business in the U.S. and so does not expect to be subject to U.S. income taxation.

6. Deferred Acquisition Costs

   The following reflects the acquisition costs deferred for amortization against future income and the amortization charged to income, including amounts deferred and amortized in the same period:

                                                      Year ended December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (dollars in thousands)
     Balance at beginning of year..................  $107,607 $ 76,380 $ 45,279
                                                     -------- -------- --------
     Acquisition costs deferred
       Commissions.................................   161,737  151,371  119,610
       Other.......................................    71,175   40,236   26,918
                                                     -------- -------- --------
                                                      232,912  191,607  146,528
                                                     -------- -------- --------
     Amortization charged to income
       Commissions.................................   171,536  126,239   92,713
       Other.......................................    69,300   34,141   22,714
                                                     -------- -------- --------
                                                      240,836  160,380  115,427
                                                     -------- -------- --------
     Balance at end of year........................  $ 99,683 $107,607 $ 76,380
                                                     ======== ======== ========

7. Employee Benefits

   Terra Nova operates a defined benefit pension plan ("Terra Nova Plan") covering all employees (except those in Canada and Belgium) over 20 years old who meet the eligibility conditions set out in the plan document. The cost of providing pensions for employees is charged to earnings over the average working life of employees according to the recommendations of qualified actuaries. Annual funding requirements are determined based on the projected unit credit cost method, which attributes a pro rata portion of the total projected benefit payable at normal retirement to each year of credited service. Final benefits are based on the employee's years of credited service and the higher of pensionable compensation received in the calendar year preceding retirement or the best average pensionable compensation received in any three consecutive years in the ten years preceding retirement.

   Mandatory employee contributions to the Terra Nova Plan ceased in 1988. There are no present plans to reintroduce such contributions. Employees may elect to make voluntary contributions to supplement their pension benefits when payable.

   Terra Nova provides pension and related benefits for the employees of its branch office in Canada and its former branch office in Belgium. Benefit plans are in line with local market terms and conditions of employment and are generally costed to be within 10% of basic salaries of the participating employees. Neither of the plans is a defined benefit plan. The Company has adopted, for its Bermuda employees, a similar policy on pension and related benefits and has negotiated for a plan on the same cost basis.

   Terra Nova maintains a supplemental pension plan which provides pension benefits for nominated employees above amounts allowed under tax qualified plans, through a funded money purchase plan.

   Octavian provides certain of its employees with one of two defined benefit pension schemes run in conjunction with the Lloyd's Superannuation Scheme ("Octavian Plan"). The Octavian Plan is similar in operation to the Terra Nova Plan though the benefit structure differs.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   Octavian provides a defined contribution plan for nominated employees and directors. The annual contribution rate for employees is 15% of annual pensionable salary and, for directors and certain senior underwriters, is 25% of annual pensionable salary.

   Corifrance provides two defined contribution plans for its managers and all other employees. The annual contribution rate for managers is 5.66% of pensionable salary and, for employees, is 1.43% of pensionable salary.

   The total cost of the Company's defined contribution plans for the year was $3,121,304 (1998: $2,351,000).

   The following tables set out the funded status of all defined benefit plans for the years ended December 31, 1999, 1998 and 1997, and the amounts recognized in the accompanying consolidated balance sheets of the Company at December 31, 1999 and 1998:

                                                         Year ended December
                                                                 31,
                                                        -----------------------
                                                         1999    1998    1997
                                                        ------  ------  -------
                                                             (dollars in
                                                             thousands)
     Component of net periodic benefit costs:
       Service cost.................................... $3,209  $2,692  $ 2,612
       Interest cost...................................  2,429   2,973    3,153
       Expected return on plan assets.................. (4,234) (4,787)  (4,274)
       Amortization of transition obligation...........    (92)    (94)    (100)
       Recognized net actuarial gain...................    --     (192)     --
                                                        ------  ------  -------
         Net periodic benefit cost..................... $1,312  $  592  $ 1,391
                                                        ======  ======  =======

                                                                1999     1998
                                                               -------  -------
                                                                 (dollars in
                                                                 thousands)
     Change in benefit obligation
       Benefit obligation at beginning of year................ $54,064  $40,386
       Service cost...........................................   3,209    2,692
       Interest cost..........................................   2,429    2,973
       Benefits paid..........................................    (727)    (587)
       Actuarial (gain) loss.................................. (10,720)   8,602
                                                               -------  -------
         Benefit obligation at end of year....................  48,255   54,066
                                                               -------  -------
     Change in plan assets
       Fair value of plan assets at beginning of year.........  59,057   50,161
       Actual return on plan assets...........................   8,365    7,490
       Employer contribution..................................   1,412    1,993
       Benefits paid..........................................    (727)    (587)
                                                               -------  -------
         Fair value of plan assets at end of year.............  68,107   59,057
                                                               -------  -------
     Funded status............................................  19,852    4,991
       Unrecognized net actuarial gain........................ (14,491)     --
       Unrecognized transition obligation.....................    (369)     --
                                                               -------  -------
         Prepaid benefit cost................................. $ 4,992  $ 4,991
                                                               =======  =======
     Weighted-average assumptions as of December 31
       Discount rate..........................................    6.25%    5.50%
       Expected return on plan assets.........................    8.00%    8.00%
       Rate of compensation increase..........................    5.00%    4.50%

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

8. Earnings Per Share

   The following EPS have been calculated using SFAS No.128 "Earnings per Share":

                                                1999        1998       1997
                                             ----------  ---------- ----------
                                                  (dollars in thousands
                                                except per share amounts)
(Loss) income available to common
 shareholders............................... $  (34,974) $   72,399 $   73,410
                                             ----------  ---------- ----------
Weighted average number of shares
 outstanding
  Common shares............................. 25,306,576  25,449,091 25,586,648
                                             ----------  ---------- ----------
  Basic EPS................................. $    (1.38) $     2.84 $     2.87
                                             ==========  ========== ==========
(Loss) income available to common
 shareholders............................... $  (34,974) $   72,399 $   73,410
                                             ----------  ---------- ----------
Weighted average number of shares
 outstanding
  Common shares............................. 25,306,576  25,449,091 25,586,648
  Add: Dilutive effect of shares arising
   from options.............................        --      654,445    406,643
                                             ----------  ---------- ----------
Adjusted weighted average number of shares
 outstanding................................ 25,306,576  26,103,536 25,993,291
                                             ----------  ---------- ----------
  Diluted EPS............................... $    (1.38) $     2.77 $     2.82
                                             ==========  ========== ==========

9. Share Capital

   The "A" ordinary shares and "B" ordinary shares rank pari passu in right to receive dividends.

   Each "B" ordinary share at the Company is convertible at the choice of the holder into an "A" ordinary share without payment or adjustment for accrued dividends.

   During 1999, the Company issued 175,475 ordinary shares to satisfy options exercised under the Company's stock option plan (see Note 10). Also during the year, the Company repurchased 169,800 shares at a total cost of $3,880,226, excluding commissions. As at December 31, 1999, the Company had purchased a total of 802,600 shares at a total cost of $17,275,896, leaving a further $2,724,104 available for future repurchases under the Board of Directors' authorization, dated May 5, 1997. On May 5, 1999, the Board of Directors authorized the repurchase of an additional $25,000,000 of the Company's common stock. The shares are held in trust for the satisfaction of employees' and directors' long-term compensation plans and any other corporate purposes.

10. Share Options and Awards

   At December 31, 1999, the Company had various stock-based compensation plans which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Compensation expense of $2,941,000 has been charged against income for 1999 (1998: $1,348,000).

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   The net income and earnings per share would have been reduced to the pro forma amounts indicated below had compensation expense been determined using the fair value methodology of SFAS No.123:

                                                        1999     1998    1997
                                                      --------  ------- -------
                                                       (dollars in thousands
                                                          except per share
                                                              amounts)
     Net (loss) income:
       As reported................................... $(34,974) $72,399 $73,410
                                                      --------  ------- -------
       Pro forma..................................... $(35,039) $70,417 $73,352
                                                      --------  ------- -------
     Basic (losses) earnings per share:
       As reported................................... $  (1.38) $  2.84 $  2.87
                                                      --------  ------- -------
       Pro forma..................................... $  (1.38) $  2.77 $  2.87
                                                      ========  ======= =======

   The assumptions made in calculating the pro forma amounts for the three years above were: risk free rate of return, 5.05%; volatility, 0.37; dividend yield, 0.47%; and expected life, 4 years.

   On January 9, 1995, the Company adopted an Executive Share Option Plan (the "Stock Option Plan"). Amendments to the Stock Option Plan were adopted by the Company on May 4, 1998. The Stock Option Plan provides for the grant to eligible employees of options to buy Class A ordinary shares of the Company (the "Option Shares"). The aggregate number of Option Shares issued and Option Shares for which an option may be granted is limited to 15% of the aggregate number of common shares of the Company outstanding. The options are only exercisable on certain specified events occurring and will expire no later than 10 years after the date granted. The Stock Option Plan is administered by the Board of Directors of the Company, which decides which employees are granted options.

   At December 31, 1999, there were 45,000 options outstanding under the Executive Share Option Plan, all of which were only exercisable on the achievement of certain performance objectives and therefore have been accounted for as variable options under APB No. 25. The performance objectives were not met and subsequently all 45,000 options lapsed. No compensation expense was incurred in respect of the 45,000 options in 1999. The remaining 1,906,686 options have been accounted for as fixed options in accordance with paragraph 10(b) of APB No. 25 as the number of options and option price were known at the date of grant.

   A summary of the Company's Stock Option Plan at December 31, 1999, and changes during the three years then ended is presented below:

                                                                    Weighted-
                                                                     average
                                                        Shares    exercise price
                                                       ---------  --------------
       Fixed options
       Outstanding at January 1, 1997.................   816,544      $ 7.93
         Granted...................................... 1,059,150       24.02
         Exercised....................................   (61,986)       6.19
         Forfeited....................................   (21,098)      10.31
                                                       ---------      ------
       Outstanding at January 1, 1998................. 1,792,610       17.47
         Granted......................................   188,900       25.75
         Exercised....................................   (82,382)       7.72
         Forfeited....................................   (22,824)      13.72
                                                       ---------      ------
       Outstanding at January 1, 1999................. 1,876,304       18.78
         Granted......................................   339,000       23.65
         Exercised....................................  (175,475)      17.93
         Forfeited....................................   (88,143)      20.30
                                                       ---------      ------
       Outstanding at December 31, 1999............... 1,951,686      $20.01
                                                       =========      ======

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   At December 31, 1999, the outstanding Option Shares under the Stock Option Plan had exercise prices between $5.80 and $27.05 and a weighted-average remaining contractual life of 6.00 years.

   Options outstanding and options exercisable at December 31, 1999, are summarized as follows:

                         Options outstanding                 Options exercisable
             -------------------------------------------- --------------------------
 Range of                    Weighted         Weighted                   Weighted
  exercise     Number    average remaining    average       Number       Average
   prices    outstanding contractual life  exercise price Exercisable Exercise price
-----------  ----------- ----------------- -------------- ----------- --------------
$ 5.01-10.00      424,579       4.97           $ 6.45          421,579    $ 6.45
 10.01-15.00       88,166       4.19            12.80           70,990     12.80
 15.01-20.00      241,749       5.53            18.91           99,409     18.73
 20.01-25.00      369,400       7.14            23.59           22,000     23.19
 25.01-30.00      827,792       6.35            26.45          342,962     26.40
              -----------                                  -----------
                1,951,686                                      956,940
              ===========                                  ===========
  Options
exercisable
     at
  December
  31, 1998                                                     909,515
  Options
exercisable
     at
  December
  31, 1997                                                     581,986


   The Company established the Octavian Stock Option Plan in 1996. It provides for the grant of options to certain individual members of management of Octavian based on profit commissions receivable by Octavian for the 1996 to 2000 years of account. Under the Octavian Stock Option Plan, such members of management will receive annual option grants to purchase a number of shares equal in the aggregate to: (i) 90% of the profit commission received by Octavian from the Octavian syndicates (less related underwriters' and management bonuses and corporate taxes) for each year of account (the "Profit Commission Component"): divided by (ii) the fully diluted net asset value (as defined in the Octavian Stock Option Plan) per ordinary share of the Company as at the end of the applicable year of account. The aggregate Profit Commission Component for the 1996 to 2000 years of account is subject to a maximum of (Pounds)10 million ($16 million) and no further options shall be issued once such maximum has been reached. The options are to be issued on receiving the profit commissions on closure of each year of account under applicable Lloyd's regulations, which currently are 1999 to 2003 for each of the years 1996 to 2000, respectively. The options have a nominal exercise price and become exercisable from the January next succeeding the date of grant, beginning January 1, 2000, except that all options issued after January 1, 2002 become immediately exercisable.

   The Octavian Plan is a variable plan for accounting purposes. The accounting follows paragraphs 27 and 28 of APB Opinion No.25. Estimates of compensation cost are recorded before the measurement date based on the quoted market price of Terra Nova stock at intervening dates and Terra Nova's estimate as of such dates of shares which will be issued under the plan.

   The compensation expense is recognized over the three year service period which represents the period over which the profit commission for each year of account is earned.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   A summary of the Octavian Stock Option Plan at December 31, 1999, and changes during the three years then ended is shown below:

                                                                   Weighted-
                                                                    average
     Performance-based options                          Shares   exercise price
     -------------------------                          -------  --------------
     Outstanding at January 1, 1997....................  29,849       0.00
       Reserved for grant..............................  66,648       0.00
       Exercised.......................................     --         --
       Forfeited.......................................     --         --
                                                        -------       ----
     Outstanding at January 1, 1998....................  96,497       0.00
       Reserved for grant.............................. 117,661       0.00
       Exercised.......................................     --         --
       Forfeited.......................................     --         --
                                                        -------       ----
     Outstanding at January 1, 1999.................... 214,158       0.00
       Reserved for grant..............................  50,123       0.00
       Exercised.......................................     --         --
       Forfeited.......................................  (1,215)      0.00
                                                        -------       ----
     Outstanding at December 31, 1999.................. 263,066       0.00
                                                        =======       ====
       Options exercisable at December 31, 1999........    Nil.
       Options exercisable at December 31, 1998 and
        1997...........................................    Nil.

   At December 31, 1999, the 263,066 options outstanding under the Octavian Stock Option Plan all had exercise prices of $nil and a weighted-average remaining contractual life of 6.82 years.

   The weighted average fair value per share of options granted in the Company's stock-based compensation plans during 1999 was $10.20 (1998: $13.32; 1997: $8.15).

11. Reinsurance

   In the ordinary course of business, the Company cedes reinsurance to other insurance companies. Ceded reinsurance arrangements provide greater diversification of business and limit the net loss potential arising from large risks. Certain of these arrangements consist of excess of loss contracts which protect against losses over stipulated amounts. Reinsurance is effected under reinsurance treaties and by negotiation on individual risks.

   The current reinsurance protections mainly consist of non-proportional excess of loss reinsurance with the balance being proportional and facultative reinsurance. Specific excess of loss reinsurance is purchased for marine and aviation and non-marine business. Availability of reinsurance at reasonable cost and under favorable terms is one of the key determinants in the decision about which categories of business to emphasize at any given time.

   A credit risk exists with reinsurance ceded to the extent that any reinsurer is unable to meet the obligations assumed under the reinsurance arrangements. As is customary in the London Market, collateral is not generally obtained from reinsurers. Reinsurance contracts do not relieve the ceding company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses; so allowances are established for amounts thought uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from its exposure to individual reinsurers.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   The Company cedes reinsurance to and assumes reinsurance from Lloyd's syndicates. At December 31, 1999, the aggregate exposure in respect of reinsurance ceded to Lloyd's syndicates in respect of continuing operations, including estimated reinsurance recoveries for losses incurred but not reported, was approximately $106,542,000. The majority was ceded into Equitas with effect from September 4, 1996. Equitas is a company with limited liability established by the Lloyd's syndicates. Therefore, ultimate recoveries under the reinsurance contracts ceded into Equitas will be dependent on Equitas being able to fulfil its commitment to the syndicates. No specific bad debt provision has been established for amounts due from Lloyd's syndicates.

   (a) Net written premiums are comprised of the following:

                                                   Year ended December 31,
                                                 ------------------------------
                                                   1999       1998       1997
                                                 ---------  ---------  --------
                                                    (dollars in thousands)
     Direct business............................ $ 601,419  $ 407,841  $269,577
     Reinsurance assumed........................   263,514    351,547   280,666
     Reinsurance ceded..........................  (246,487)  (113,191)  (66,698)
                                                 ---------  ---------  --------
       Net written premiums..................... $ 618,446  $ 646,197  $483,545
                                                 =========  =========  ========


   (b) Net earned premiums are comprised of the following:

                                                    Year ended December 31,
                                                  -----------------------------
                                                    1999       1998      1997
                                                  ---------  --------  --------
                                                    (dollars in thousands)
     Direct business............................. $ 495,339  $318,213  $209,414
     Reinsurance assumed.........................   310,384   317,499   260,603
     Reinsurance ceded...........................  (220,442)  (88,804)  (50,948)
                                                  ---------  --------  --------
       Net earned premiums....................... $ 585,281  $546,908  $419,069
                                                  =========  ========  ========


   (c) Losses and loss adjustment expenses, net, are comprised of the following:

                                                  Year ended December 31,
                                                -----------------------------
                                                  1999       1998      1997
                                                ---------  --------  --------
                                                  (dollars in thousands)
     Losses and loss adjustment expenses,
      gross.................................... $ 752,497  $448,066  $329,463
     Reinsurance ceded.........................  (261,256)  (88,499)  (46,983)
                                                ---------  --------  --------
       Losses and loss adjustment expenses,
        net.................................... $ 491,243  $359,567  $282,480
                                                =========  ========  ========

12. Unpaid Losses and Loss Adjustment Expenses

   Management believes that its reserves for losses and loss adjustment expenses are adequate. Significant delays occur in notifying certain claims and a large measure of experience and judgment is involved in assessing outstanding liabilities, the ultimate cost of which cannot be known with certainty at the balance sheet date. The reserve for unpaid losses and loss adjustment expenses is determined on the basis of information currently available. However, it is inherent in the nature of the business written that the ultimate liabilities may vary as a result of subsequent development.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   Movement in unpaid losses and loss adjustment expenses for the years ended December 31, 1999, 1998 and 1997, is summarized in the table below. Incurred claims relating to prior years are offset by decreases to prior year net written and net earned premiums less related acquisition costs of $27,300,000, $9,757,000 and $4,800,000 for 1999, 1998 and 1997, respectively. When these revisions to prior written and earned premiums are considered, the Company experienced net prior year improvements of $17,210,000, $15,207,000 and $5,596,000 in 1999, 1998 and 1997, respectively. The majority of the movement in unpaid losses and loss adjustment expenses attributable to prior years was in relation to Terra Nova's casualty business. The casualty movements arose from the favorable settlements during these financial years in respect of various casualty contracts. The favorable casualty movements in the 1999 financial year were partially offset by deficiencies on the Company's property, motor and aviation classes as a result of claims experience being worse than expected on certain contracts. The majority of these contracts were in respect of the 1998 accident year.

                                              1999        1998        1997
                                           ----------  ----------  ----------
                                                (dollars in thousands)
Reserves for unpaid losses and loss
 adjustment
 expenses, at beginning of year........... $1,209,003  $1,157,724  $1,078,108
  Less: reinsurance recoverables on unpaid
   losses.................................   (226,098)   (246,728)   (254,129)
                                           ----------  ----------  ----------
Net balance at beginning of year..........    982,905     910,996     823,979
                                           ----------  ----------  ----------
Net incurred losses and loss adjustment
 expenses related to:
  Current year............................    535,753     384,531     292,876
  Prior years.............................    (44,510)    (24,964)    (10,396)
                                           ----------  ----------  ----------
Total net incurred losses and loss
 adjustment expenses......................    491,243     359,567     282,480
                                           ----------  ----------  ----------
Net paid losses and loss adjustment
 expenses related to:
  Current year............................   (179,844)   (138,918)    (69,685)
  Prior years.............................   (245,323)   (187,559)   (145,702)
                                           ----------  ----------  ----------
Total net paid losses and loss adjustment
 expenses.................................   (425,167)   (326,477)   (215,387)
Foreign exchange adjustment...............    (18,753)     (5,169)    (10,967)
                                           ----------  ----------  ----------
Net balance at end of year................  1,030,228     938,917     880,105
  Net reserves from reinsurance to close..     33,257      43,988       -- (1)
  Net reserves from Corifrance
   acquisition............................        --          --       30,891
                                           ----------  ----------  ----------
Net reserves at end of year...............  1,063,485     982,905     910,996
Plus reinsurance recoverables:
  The Company.............................    346,483     226,098     236,847
  Reinsurance recoverables related to net
   reserves from
   Corifrance acquisition.................         --          --       9,881
                                           ----------  ----------  ----------
Reinsurance recoverable by the Company....    346,483     226,098     246,728
                                           ----------  ----------  ----------
Reserves for unpaid losses and loss
 adjustment
 expenses, at end of year................. $1,409,968  $1,209,003  $1,157,724
                                           ==========  ==========  ==========

--------
(1) The net reserves from the reinsurance to close of the 1995 year, of $17,910,000, have been included in net incurred losses and loss adjustment expenses for the year ended December 31, 1997. The premiums of $17,910,000 in respect of these losses were included in gross written and net earned premiums in 1997. The reinsurance to close reserves represent a retrospectively rated reinsurance contract in respect of an outstanding claims portfolio from the closing year of account of a Lloyd's syndicate. (The reinsurance to close occurs at the end of the third year of a Lloyd's underwriting year.)

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   In the 1997 financial year, the reinsurance to close premium for the 1995 year of account of $17,910,000 and losses associated with this premium of $17,910,000 were included in the revenue statement in accordance with the current recommended accounting practice in the London Market. In the 1999 and 1998 financial years, following further deliberation by management on the appropriate U.S. GAAP accounting treatment, the reinsurance to close premium for the 1997 and 1996 years of account of $33,257,000 and $43,988,000 were included as an asset in the balance sheet and the liabilities of $33,257,000 and $43,988,000 associated with this asset were included in unpaid losses in the balance sheet. There was no impact to net income within 1999 and 1998 as a consequence of this change in the Company's practice.

   Management has considered environmental and latent injury claims and claims expenses in establishing the Company's reserve for unpaid losses and loss adjustment expenses. The Company continues to be advised of claims asserting injuries from hazardous materials and alleged damages to cover various clean-up costs affecting policies written in prior years. Coverage and claim settlement issues, such as determining that coverage exists and defining an occurrence, may cause the actual loss development to show more variation than the rest of the Company's book of business. Traditional reserving techniques cannot be used to estimate asbestos-related and environmental pollution claims and so the uncertainty about the ultimate cost of these types of claims is greater than the uncertainty relating to standard lines of business. The Company believes it has made reasonable provisions for claims, although the ultimate liability may be more or less than held reserves. The Company believes that future losses associated with these claims will not have a material adverse effect on its financial position. Still, there is no assurance that such losses will not materially affect the Company's results of operations for any period. Management is not able to estimate the additional loss, or range of loss, that is reasonably possible.

   The following table presents selected data on asbestos-related and environmental pollution losses and loss adjustment expenses incurred and reserves outstanding, net of amounts recoverable from reinsurers:

   Asbestos-related Losses and Loss Adjustment Expenses Incurred and Reserves
                                  Outstanding
                              (net of reinsurance)

                                                   Year ended December 31,
                                                   -------------------------
                                                    1999     1998     1997
                                                   -------  -------  -------
                                                   (dollars in thousands)
     Reserves for unpaid losses and loss
      adjustment expenses, at beginning of year... $75,338  $58,755  $58,400
     Incurred losses and loss adjustment
      expenses....................................   3,622   17,721    2,808
     Paid losses and loss adjustment expenses.....  (4,469)  (1,138)  (2,453)
                                                   -------  -------  -------
     Reserves for unpaid losses and loss
      adjustment
      expenses, at end of year.................... $74,491  $75,338  $58,755
                                                   =======  =======  =======

    Environmental Losses and Loss Adjustment Expenses Incurred and Reserves
                                  Outstanding
                              (net of reinsurance)

                                                   Year ended December 31,
                                                   -------------------------
                                                    1999     1998     1997
                                                   -------  -------  -------
                                                   (dollars in thousands)
     Reserves for unpaid losses and loss
      adjustment expenses, at beginning of year... $20,552  $30,342  $33,900
     Incurred losses and loss adjustment
      expenses....................................  (3,759)  (8,505)  (2,032)
     Paid losses and loss adjustment expenses.....  (1,007)  (1,285)  (1,526)
                                                   -------  -------  -------
     Reserves for unpaid losses and loss
      adjustment
      expenses, at end of year.................... $15,786  $20,552  $30,342
                                                   =======  =======  =======

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   The reinsurance recoverables netted against the asbestos-related and environmental pollution loss reserves for each of the years 1999, 1998 and 1997, are as follows:

                                                    1999      1998      1997
                                                  --------  --------  --------
                                                    (dollars in thousands)
     Gross reserves.............................. $128,192  $129,166  $111,805
     Reinsurance recoverables....................  (37,915)  (33,276)  (22,708)
                                                  --------  --------  --------
       Net reserves.............................. $ 90,277  $ 95,890  $ 89,097
                                                  ========  ========  ========

   The incurred asbestos and pollution losses in 1999 reflect better than expected loss development patterns during the year. In 1998, Terra Nova had reallocated general IBNR specifically to cover asbestos-related claims.

13. Allowance for Doubtful Accounts

   Insurance balances receivable and reinsurance recoverable on paid and unpaid losses are stated after deduction of an allowance for doubtful accounts at December 31, 1999 and 1998, of $46,440,000 and $38,823,000, respectively.
Doubtful accounts against which provisions of $880,000 had previously been made were written off during 1999. The charge to doubtful accounts was $8,497,000, $9,464,000 and $1,238,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The charge in 1999 was primarily in connection with the Company establishing a bad debt provision in respect of New Cap Reinsurance Corporation and Reinsurance Australia Corporation which got into financial difficulties during 1999. The charge in 1998 included $5,558,000 in respect of the provision which had previously been included in unpaid losses and was transferred to the bad debt provision during 1998 due to additional information received by the Company in the year. The transfer of $5,558,000 concerned an insolvent reinsurer. Prior to December 31, 1998, the liability of $5,558,000 was included in unpaid losses while the reinsurance recovery of $5,558,000 was included in reinsurance recoveries on unpaid losses as an asset. At December 31,1998, the liability previously in unpaid losses was reclassified as a bad debt and deducted from reinsurance recoveries on unpaid losses. This balance sheet reclassification had no effect on net income.

14. Commitments and Contingent Liabilities

   (a) The Company is involved regularly, directly or indirectly, in litigation in the ordinary course of conducting insurance and reinsurance business. In some cases, plaintiffs seek to establish coverage for liability under environmental protection laws. While the nature and extent of insurance and reinsurance coverage for environmental liability has widened since 1980, there has been no final judgment which would result in the wholesale transfer of environmental liability from insureds to insurers and reinsurers. In management's opinion, none of these cases, individually or collectively, is likely to result in judgments for amounts which, net of loss and loss adjustment expense liabilities previously established and reinsurance recoverables which management believes are probable of realization, would have a material effect on the financial position of the Company. However, there is no assurance that such losses will not materially affect the Company's results of operations for any period.

   (b) Terra Nova is a shareholder of LUC Holdings Limited ("LUCH") (formerly Market Building Limited). LUCH is a joint venture/consortium company formed to establish and operate, through a subsidiary company, the London Underwriting Centre ("LUC") as a trading center for companies operating in the London Insurance Market. LUC provides a range of facilities to its tenants appropriate to a trading center. All shareholders, including Terra Nova, have given guarantees in favor of The Prudential Insurance Company Limited and the Royal Bank of Scotland (Industrial Leasing) Limited for leases granted to Market Building Limited in connection with the development of the LUC. The guarantee is unlimited. The fire that occurred in August 1991, during fitting out the new LUC resulted in a shortfall of annual rental income and the possibility

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES of further shortfalls in the future. Each year, Terra Nova charges its share of the expense necessary to maintain the LUC as a trading center.

   (c) The Company entered into various lease agreements for office space. Certain leases have options permitting renewals for additional periods. As well as minimum fixed rentals, certain leases contain escalation clauses related to the cost of living in future years. The future minimum aggregate rental commitments for office space at December 31, 1999, under non-cancelable operating leases are as follows:

                                          (dollars in thousands)
                                          ----------------------
         2000............................        $ 3,784
         2001............................          2,100
         2002............................          1,164
         2003............................          1,001
         2004............................            751
         2005 and later years............          1,934
                                                 -------
                                                 $10,734
                                                 =======


   Rental expense on property leases of $4,467,000, $4,246,000 and $4,102,000 was incurred for the periods to December 31, 1999, 1998 and 1997, respectively.

15. Extraordinary Charge Arising on Extinguishment of Debt

   An extraordinary charge of $11.6 million arose during the second quarter of 1998 as a result of U.K. Holdings extinguishing all of its $100 million 10.75% Senior Notes due 2005 (the "Senior Notes"). The charge was net of a $5.2 million income tax benefit.

   The Senior Notes were extinguished as follows:

     (a) On April 1, 1998, U.K. Holdings repurchased $4.5 million of the Senior Notes for consideration of $5.2 million, including accrued interest.

     (b) On May 18, 1998, U.K. Holdings completed a cash tender for the remaining $95.5 million of the Senior Notes for consideration of $111.9 million, including accrued interest.

   The extraordinary charge has been recognized in the period of extinguishment under SFAS No.125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities".

16. Long-Term Debt

   The Company's total outstanding consolidated indebtedness at December 31, 1999, was made up of $100 million of 7.0% Senior Notes due 2008, issued in 1998, and $75 million 7.2% Senior Notes due 2007, issued in 1997. The estimated fair value of these Senior Notes at December 31, 1999, was $162.8 million, comprising $92.0 million of 7.0% Senior Notes due 2008 and $70.8 million of 7.2% Senior Notes due 2007.

   The Senior Notes were issued by U.K. Holdings and are guaranteed fully and unconditionally by Bermuda Holdings. The Senior Notes may be redeemed at any time at the option of U.K. Holdings at a redemption price equal to the sum of:
(i) the principal amount of the Senior Notes being redeemed plus accrued interest to the redemption date; and (ii) the make-whole amount, if any.

   The purpose of the make-whole amount payment is to compensate the holder for the lost interest payments that it would otherwise receive had the Senior Notes not been redeemed. Thus, the make-whole amount is the

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES difference between "x', the sum of the present values of the principal amount of such Senior Notes together with scheduled interest payments, in each case discounted at an adjusted treasury rate to the redemption date, and "y', the principal amount of such Senior Notes to be redeemed.

   The indenture governing the Senior Notes contains various covenants. Under certain circumstances, these covenants limit among other things, mergers and asset sales, indebtedness, dividends on and redemption of capital stock, the use of proceeds from asset dispositions, liens, sales of capital stock of Bermuda Holdings' principal insurance subsidiaries, encumbrances on the payment of dividends and other payments by subsidiaries, transactions with affiliates, issuance of preferred stock by subsidiaries, issuance of guarantees, investments and certain business activities. The indenture also contains customary events of default, including payment defaults, covenant defaults, defaults in respect of other indebtedness, certain judgments and bankruptcy.

17. Aviation Business in Run-Off

   In 1992, Terra Nova's directors decided to cease writing aviation business. Since the acquisition of Terra Nova by the Company in 1994, any charges or credits arising from changes in estimates are recorded in continuing operations of the Company. Included within other liabilities in the Company's balance sheet is $20,497,000 (1998: $23,197,000) relating to net liabilities of aviation business in run-off.

18. Ownership and Related Party Transactions

   Fees of $750,000, $838,750 and $487,500 were paid to Donaldson, Lufkin and Jenrette, a related party, who is a significant shareholder, in 1999, 1998 and 1997, respectively. The fees related to the merger between the Company and Markel Corporation in 1999 and the issue of the Senior Notes in 1998 and 1997.

19. Segment Information

   The Company's core operations are conducted through four reportable segments: Terra Nova, Terra Nova (Bermuda), Terra Nova Capital and Corifrance. The segments are strategic business units that operate in different markets.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on profit or loss from operations before income taxes and extraordinary items. Inter-segment revenues are eliminated from segmental reporting, such that the segmental revenues are consistent with the Company's consolidated financial statements.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   The following tables summarize the operations and assets of the four segments for the years ended December 31, 1999, 1998 and 1997:

                                                  1999
                         -------------------------------------------------------
                                     Terra Nova Terra Nova
                         Terra Nova  (Bermuda)   Capital   Corifrance   Total
                         ----------  ---------- ---------- ---------- ----------
                                         (dollars in thousands)
Net earned premiums..... $  227,694   $ 39,494   $303,271   $ 14,822  $  585,281
                         ----------   --------   --------   --------  ----------
Segment (loss) profit...       (479)    68,869   (107,856)       733     (37,733)
                         ----------   --------   --------   --------  ----------
Segment assets..........  1,188,042    563,974    715,584     93,221   2,560,821
                         ----------   --------   --------   --------  ----------


                                                  1998
                         -------------------------------------------------------
                                     Terra Nova Terra Nova
                         Terra Nova  (Bermuda)   Capital   Corifrance   Total
                         ----------  ---------- ---------- ---------- ----------
                                         (dollars in thousands)
Net earned premiums..... $  252,714   $ 78,061   $199,506   $ 16,627  $  546,908
                         ----------   --------   --------   --------  ----------
Segment profit (loss)...     61,304     49,304     (6,810)     6,625     110,423
                         ----------   --------   --------   --------  ----------
Segment assets..........  1,387,178    753,947    432,281     98,272   2,671,678
                         ----------   --------   --------   --------  ----------


                                                  1997
                         -------------------------------------------------------
                                     Terra Nova Terra Nova
                         Terra Nova  (Bermuda)   Capital   Corifrance   Total
                         ----------  ---------- ---------- ---------- ----------
                                         (dollars in thousands)
Net earned premiums..... $  256,306   $ 42,985   $107,978   $ 11,800  $  419,069
                         ----------   --------   --------   --------  ----------
Segment profit (loss)...     64,722     34,566     (1,017)     2,706     100,977
                         ----------   --------   --------   --------  ----------
Segment assets..........  1,438,198    559,526    218,468    110,913   2,327,105
                         ----------   --------   --------   --------  ----------

   The Company has changed its basis of segmentation from that used in the 1998 Annual Report on Form 10-K. Management believes the new basis of segmentation most accurately reflects the Company's operating segments under the definition provided by SFAS No.131. The four segments reported in the 1998 Form 10-K were:
(a) Marine & Aviation; (b) Non-Marine; (c) Agency; and (d) Corporate.

   A reconciliation of the total reportable segments' profit to the Company's consolidated income from operations before tax and extraordinary charge is provided below. The main components of the reconciling item are investment income, foreign exchange losses and other expenses in the non-operating companies, agency income in Octavian and debt interest paid on the Senior Notes.

                                                   Year ended December 31,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
                                                    (dollars in thousands)
     Segment (loss) profit....................... $(37,733) $110,423  $100,977
     Reconciling item............................  (34,869)   (9,162)   (9,928)
                                                  --------  --------  --------
     (Loss) income from operations before income
      tax
      and extraordinary charge................... $(72,602) $101,261  $ 91,049
                                                  ========  ========  ========

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   A reconciliation of the total reportable segments' assets to the Company's consolidated total assets is provided below. The main components of the reconciling item are investments in the non-operating companies and inter-segment insurance balances eliminated on consolidation.

                                                  Year ended December 31,
                                              ---------------------------------
                                                 1999       1998        1997
                                              ---------- ----------  ----------
                                                   (dollars in thousands)
     Segment assets.......................... $2,560,821 $2,671,678  $2,327,105
     Reconciling item........................     70,879   (192,306)   (106,971)
                                              ---------- ----------  ----------
     Total assets............................ $2,631,700 $2,479,372  $2,220,134
                                              ========== ==========  ==========

   The Company's principal products consist of various classes of non-marine property business, non-marine casualty business, and marine and aviation business, written on both an insurance and reinsurance basis. In 1997, 1998 and 1999, the Company received premiums related to reinsurance to close of orphan Lloyd's syndicates. Net earned premiums for the years ended December 31, 1999, 1998 and 1997, were as follows:

                                                      Year ended December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (dollars in thousands)
     Property....................................... $331,198 $256,844 $182,032
     Casualty.......................................  132,169   94,949   83,143
     Marine & aviation..............................  119,567  127,532  114,751
     Orphan syndicate business......................    2,347   67,583   39,143
                                                     -------- -------- --------
     Total net earned premiums...................... $585,281 $546,908 $419,069
                                                     ======== ======== ========

   Because the Company conducts its business through worldwide market places (including Lloyd's and the London market), it is not practicable to provide geographic segment information.

20. Statutory Financial Data

   (a) Terra Nova files an annual audited return with the Financial Services Authority (the "FSA"), in the U.K. The regulations require U.K. insurance companies to comply with prescribed minimum solvency margins. Assets and liabilities reported within the annual FSA Return are prepared subject to specified rules concerning valuation and admissibility. Consequently, net assets reported within the Return may vary from net assets as they appear in Terra Nova's published financial statements. Technical provisions shown in Terra Nova's annual FSA Return reflect the statutory requirement in the U.K. for insurance companies to maintain equalization provisions. Equalization provisions are established in accordance with specified rules and are in addition to the provisions required to meet the anticipated ultimate cost of settlement of outstanding claims at the balance sheet date. Such provisions are not required under U.S. GAAP.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

   A reconciliation of total technical provisions (excluding provision for unearned premiums) reported in Terra Nova's annual FSA Return, to Terra Nova's reserve for unpaid losses and loss adjustment expenses under U.S. GAAP for the years ended December 31, 1999, 1998 and 1997, is provided below:

                                                Year ended December 31,
                                            --------------------------------
                                               1999       1998       1997
                                            ----------- --------  ----------
                                            (Unaudited)
                                                (dollars in thousands)
     Technical provisions (excluding
      provision for unearned premiums).....  $896,181   $950,173  $1,041,460
     Equalization provision................       --     (20,180)    (14,250)
     Aviation business in run-off..........   (59,229)   (65,752)    (75,846)
                                             --------   --------  ----------
     Unpaid losses and loss adjustment
      expenses.............................  $836,952   $864,241  $  951,364
                                             ========   ========  ==========

   Terra Nova's unaudited required minimum statutory solvency margin and unaudited statutory solvency margin at December 31, 1999, were $39,248,000 and $127,738,000, respectively. Terra Nova's unaudited and estimated FSA Return policyholders' surplus and unaudited net income for the year ended December 31, 1999, and the audited FSA Return policyholders' surplus and net income as reported in the annual returns to the FSA for the years ended December 31, 1998 and 1997, are as follows:

                                                     1999       1998     1997
                                                  ----------- -------- --------
                                                  (Unaudited)
                                                      dollars in thousands
     Policyholders' surplus......................  $166,986   $270,732 $233,936
     Net (loss) income before dividends..........   (27,774)    39,327   49,855

   Terra Nova's ability to pay dividends is limited by a Notice of Requirements issued by a predecessor of the FSA which requires Terra Nova to give 14 days' advance notice to the FSA of its intention to declare and pay a dividend. In addition, Terra Nova must comply with the Companies Act 1985 which provides that dividends may only be paid out of distributable profits.

   (b) Terra Nova (Bermuda)'s ability to pay dividends is subject to certain regulatory restrictions. Under the Insurance Act of 1978, amendments to it and related regulations of Bermuda (the "Act"), Terra Nova (Bermuda) is required to file in Bermuda statutory financial statements and a statutory financial return. The Act also requires Terra Nova (Bermuda) to maintain certain measures of solvency and liquidity during the year.

   Terra Nova (Bermuda)'s statutory capital and surplus and minimum required statutory capital and surplus and net income for the years ended December 31, 1999, 1998 and 1997, respectively, were:

                                                    1999       1998     1997
                                                 ----------- -------- --------
                                                 (Unaudited)
                                                     dollars in thousands
     Statutory capital and surplus..............  $168,261   $324,580 $260,612
     Minimum required statutory capital and
      surplus...................................   100,000    100,862  100,000
     Net income before dividends................    69,681     49,570   29,025

   Bermuda Holdings' and U.K. Holdings' ability to meet their expenses and debt services requirements is dependent upon the ability of Terra Nova and Terra Nova (Bermuda) to pay dividends as described above.

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

21. Summarized Financial Information for U.K. Holdings

   U.K. Holdings was incorporated in the United Kingdom on November 7, 1994, to acquire Terra Nova. U.K. Holdings is the issuer of Senior Notes as described in
Note 16. Bermuda Holdings is the guarantor of such notes. The guarantee is full and unconditional.

   Summarized consolidated balance sheet information as at December 31, 1999, and 1998, and summarized consolidated statements of operations information for the years December 31, 1999, 1998 and 1997, about U.K. Holdings is set out below:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (dollars in
                                                               thousands)
Investments and cash..................................... $  803,070 $  900,442
Reinsurance recoverable on unpaid losses.................    530,102    459,497
Accrued premium income...................................    215,225    236,885
Other assets.............................................    485,555    364,172
                                                          ---------- ----------
  Total assets........................................... $2,033,952 $1,960,996
                                                          ========== ==========
Unpaid losses and loss adjustment expenses............... $1,291,312 $1,093,082
Unearned premiums........................................    446,224    375,574
Long-term debt...........................................    175,000    175,000
Other liabilities........................................     88,071    108,250
                                                          ---------- ----------
  Total liabilities......................................  2,000,607  1,751,906
                                                          ---------- ----------
  Total shareholders' equity.............................     33,345    209,090
                                                          ---------- ----------
  Total liabilities and shareholders equity.............. $2,033,952 $1,960,996
                                                          ---------- ----------

                                                  Year ended December 31,
                                                 ----------------------------
                                                   1999      1998      1997
                                                 --------  --------  --------
                                                   (dollars in thousands)
Net earned premiums............................. $529,651  $453,406  $357,939
Net investment income...........................   56,034    56,858    55,698
Realized investment gains.......................   20,332    15,544    15,306
Foreign exchange gains (losses).................    2,945      (483)   (1,240)
Agency income...................................   12,369    17,057    15,571
                                                 --------  --------  --------
  Total revenues................................  621,331   542,382   443,274
                                                 --------  --------  --------
Underwriting costs and expenses.................  749,730   489,646   384,530
                                                 --------  --------  --------
(Loss) income from operations before income tax
 and extraordinary charge....................... (128,399)   52,736    58,744
                                                 --------  --------  --------
  Net (loss) income............................. $(90,771) $ 23,878  $ 41,105
                                                 ========  ========  ========

            TERRA NOVA (BERMUDA) HOLDINGS LTD. AND ITS SUBSIDIARIES

22. Unaudited Selected Quarterly Financial Data

                            Three months Three months Three months Three months
                               ended        ended        ended        ended
                              March 31     June 30    September 30 December 31
                            ------------ ------------ ------------ ------------
                              (dollars in thousands except per share amounts)
1999
  Revenues.................   $172,823     $210,213     $187,692     $152,522
                              --------     --------     --------     --------
  Net income...............     21,061       13,239       11,968      (81,242)
                              --------     --------     --------     --------
  Basic earnings per
   share...................   $   0.83     $   0.53     $   0.47     $  (3.20)
                              --------     --------     --------     --------
  Diluted earnings per
   share...................   $   0.81     $   0.51     $   0.45     $  (3.20)
                              --------     --------     --------     --------
1998
  Revenues.................   $171,917     $148,986     $158,579     $195,122
                              --------     --------     --------     --------
  Extraordinary charge
   after income tax........        --        11,641          --           --
                              --------     --------     --------     --------
  Net income...............     24,423        8,959       19,771       19,246
                              --------     --------     --------     --------
  Basic earnings per
   share...................   $   0.96     $   0.35     $   0.78     $   0.75
                              --------     --------     --------     --------
  Diluted earnings per
   share...................   $   0.94     $   0.34     $   0.75     $   0.74
                              --------     --------     --------     --------

   The Company's net income per share amounts are based on the weighted average number of shares outstanding during the periods (see Note 8).

23. Subsequent Event

   The Company entered into an Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, and amended on September 10, 1999, and January 28, 2000, with Markel Corporation ("Markel"). The Agreement provides for the merger of a wholly-owned subsidiary of Markel Holdings into Markel and a scheme of arrangement between the Company and its shareholders. After completion of the merger and the scheme of arrangement, each of the Company and Markel will be a wholly-owned subsidiary of Markel Holdings, which will change its name to "Markel Corporation." At the effective time of the merger and scheme of arrangement each outstanding Class A ordinary share, other than 2,069 shares held by Markel or its transferee, and each outstanding Class B ordinary share of the Company will be cancelled and the holders thereof, other than Markel, the Company or its subsidiaries, will be entitled to receive $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of Markel Holdings contingent value right per share. On March 16, 2000, the Company's and Markel's shareholders approved the merger and scheme of arrangement at special shareholder meetings called for the purpose. Subject to approval by the Bermuda Supreme Court and completion or waiver of all closing conditions, the merger and scheme of arrangement are expected to be completed on March 24, 2000.

Item 7b.  PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED)

                                 Introduction

The following unaudited pro forma condensed financial information is based on the historical consolidated financial statements of Markel Corporation (Markel) adjusted to give effect to the acquisition of Terra Nova (Bermuda) Holdings Ltd. (Terra Nova). In the opinion of management, the unaudited pro forma condensed financial information of Markel reflect all adjustments, which are of a normal recurring nature, to present fairly Markel's financial position as of December 31, 1999 and results of operations for the year then ended. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The acquisition of Terra Nova will be accounted for using the purchase method of accounting. The purchase price for the acquisition will be allocated to tangible and identifiable intangible assets and liabilities based upon management estimates of their fair value with the excess of purchase price over fair value of net assets acquired allocated to goodwill and amortized over 20 years. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the acquisition. The pro forma expenses include the recurring costs, which are directly attributable to the acquisition, such as amortization of goodwill and interest expense.

The unaudited pro forma condensed financial information does not purport to represent what Markel's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1999 or December 31, 1999 or to project Markel's results of operations or financial position for or at any future period or date.

                              MARKEL CORPORATION
                Pro Forma Condensed Consolidated Balance Sheet
                            As of December 31, 1999
                                (in thousands)
                                  (Unaudited)

                                                                                                          Markel and
                                                     Markel      Terra Nova     Pro Forma                 Terra Nova
                                                  (historical)  (historical)   Adjustments                 Pro Forma
----------------------------------------------------------------------------------------------------------------------
ASSETS
Investments
Fixed maturities                                    $ 1,177,151   $ 1,306,110     $ (83,500) A             $ 2,399,761
Equity securities                                       304,241       109,900            --                    414,141
Short-term                                              141,747            --       (40,000) A                 101,747
----------------------------------------------------------------------------------------------------------------------
Total investments                                     1,623,139     1,416,010      (123,500)                 2,915,649
----------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents                                 1,813        74,798            --                     76,611
Receivables                                              98,681       121,094            --                    219,775
Accrued premium income                                       --       238,230            --                    238,230
Reinsurance recoverable on unpaid losses                378,738       346,483            --                    725,221
Reinsurance recoverable on paid losses                   43,131        62,162            --                    105,293
Deferred policy acquisition costs                        50,800        99,683            --                    150,483
Prepaid reinsurance premiums                             69,591        97,771            --                    167,362
Intangible assets                                        92,314        51,366        198,463 B                 342,143
Other assets                                             97,098       124,103         12,802 D                 234,003
----------------------------------------------------------------------------------------------------------------------
Total assets                                        $ 2,455,305   $ 2,631,700       $ 87,765               $ 5,174,770
======================================================================================================================

LIABILITIES AND
SHAREHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses          $ 1,343,616   $ 1,409,968             --               $ 2,753,584
Unearned premiums                                       276,910       468,178             --                   745,088
Payables to insurance companies                          60,706        53,853             --                   114,559
Long-term debt                                          167,984       175,000        232,800 A                 575,784
Other liabilities                                        72,670        80,691          5,475 C                 158,836
Company-Obligated Mandatorily Redeemable
Preferred Capital Securities of the Subsidiary
Trust Holding Solely Junior Subordinated
Deferrable Interest Debentures of Markel
North America, Inc.                                     150,000            --             --                   150,000
----------------------------------------------------------------------------------------------------------------------
Total liabilities                                     2,071,886     2,187,690        238,275                 4,497,851
----------------------------------------------------------------------------------------------------------------------

Shareholders' equity
Common stock                                             25,625       265,492         28,008 A,E               319,125
Retained earnings                                       342,426       195,163       (195,163) E                342,426
Accumulated other comprehensive income                   15,368        (7,422)         7,422 E                  15,368
Treasury stock and other                                     --        (9,223)         9,223 E                      --
----------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                              383,419       444,010       (150,510)                  676,919
----------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity          $ 2,455,305   $ 2,631,700       $ 87,765               $ 5,174,770
=======================================================================================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                              MARKEL CORPORATION
             Pro Forma Condensed Consolidated Statement of Income
                         Year Ended December 31, 1999
                     (in thousands, except per share data)
                                  (Unaudited)

                                                                                                            Markel and
                                                              Markel      Terra Nova     Pro Forma          Terra Nova
                                                           (historical)  (historical)   Adjustments          Pro Forma
------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
Earned premiums                                                $ 437,196    $ 585,281              --        $ 1,022,477
Net investment income                                             87,681       93,829         (7,410) F          174,100
Net realized gains (losses) from investment sales                  (897)       26,879              --             25,982
Agency income                                                         --       14,245              --             14,245
Other                                                                341        3,016              --              3,357
------------------------------------------------------------------------------------------------------------------------
Total operating revenues                                         524,321      723,250          (7,410)         1,240,161
------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Losses and loss adjustment expenses                              283,630      491,243              --            774,873
Underwriting, acquisition and insurance expenses                 156,703      263,068              --            419,771
Agency expenses                                                       --       14,138              --             14,138
Other expenses                                                        --       10,914              --             10,914
Amortization of intangible assets                                  5,398        4,089           8,402 G           17,889
------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                         445,731      783,452           8,402          1,237,585
------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                           78,590      (60,202)        (15,812)             2,576
Interest expense                                                  25,150       12,400          20,390 H           57,940
------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                        53,440      (72,602)        (36,202)           (55,364)
Income taxes                                                      12,826      (37,628)         12,734 I          (12,068)
------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                        $ 40,614   $  (34,974)     $  (48,936)         $ (43,296)
========================================================================================================================

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments                              --         (290)             --               (290)
Unrealized gains on securities, net of taxes
       Unrealized gains (losses) arising during the
          period                                                 (32,229)     (44,178)          7,991 J          (68,416)
       Less reclassification adjustments for gains
             included in net income                               (5,878)     (24,277)          3,945 J          (26,210)
------------------------------------------------------------------------------------------------------------------------
       Total Other Comprehensive Income (Loss)                   (38,107)     (68,745)         11,936            (94,916)
------------------------------------------------------------------------------------------------------------------------
       Comprehensive Income (Loss)                               $ 2,507    $(103,719)     $  (37,000)         $(138,212)
========================================================================================================================

Income (loss) from continuing operations per share:
------------------------------------------------------------------------------------------------------------------------
Basic                                                             $ 7.27           --              --            ($ 5.90)
========================================================================================================================
Diluted                                                           $ 7.20           --              --            ($ 5.90)
========================================================================================================================

Weighted average shares:
------------------------------------------------------------------------------------------------------------------------
Basic                                                              5,585           --              --              7,343
========================================================================================================================
Diluted                                                            5,638           --              --              7,343
========================================================================================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

        Notes to Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)

1. Basis of presentation

On January 28, 2000, Markel Corporation (Markel) entered into an Amended Agreement and Plan of Merger and Scheme of Arrangement (the Merger Agreement) to acquire Terra Nova. The unaudited Pro Forma Condensed Consolidated Balance Sheet, Statement of Income and Notes to Pro Forma Condensed Consolidated Financial Statements were prepared assuming consideration to each Terra Nova shareholder of $13.00 in cash, .07027 of a Markel common share and .07027 of a Markel contingent value right (CVR). Consideration to be exchanged consists of the following (in thousands, except per share data):

Cash(1).................................................................................   $356,500
Markel common shares and Markel contingent value rights issued to
   Terra Nova shareholders (1,758 shares at $148.00 per
   share and 1,758 contingent value rights at $19.00 per right).........................    293,500
                                                                                           --------
Total purchase consideration (2)........................................................    650,000
Direct costs of acquisition (3).........................................................     12,000
                                                                                           --------
Total cost of acquisition...............................................................    662,000
Less: Fair value of Terra Nova net tangible and identifiable intangible
   assets as of December 31, 1999 (4)...................................................    412,171
                                                                                           --------
Excess of cost over fair value of net assets acquired...................................   $249,829
                                                                                           ========

The acquisition will be funded as follows (in thousands):

      Available cash                                                   $123,500
      Borrowings under $400 million credit facility                     245,000
      Markel common shares and CVRs issued to Terra Nova
         shareholders                                                   293,500
                                                                       --------
      Total cost of acquisition                                        $662,000
                                                                       ========


      In addition, $175.0 million of Terra Nova's debt will remain outstanding.

      (1) 25 million Terra Nova shares at $13.00 per share and 1.1 million Terra Nova shares purchased by Markel in the open market prior to the close of the transaction, with an aggregate cost of $31.5 million.
      (2) Includes $7.4 million cash and $5.9 million of Markel common shares (40,000 shares at $148.00 per share) and $0.8 million of Markel contingent value rights (40,000 rights at $19.00 per right) issued to settle Terra Nova stock option plans.
      (3) The direct costs of the acquisition are investment banking fees of $10.0 million and estimated legal, tax and accounting fees of $2.0 million.

      (4) The preliminary purchase price allocation is based on the estimated fair value of the net tangible and identifiable intangible assets acquired. Investments are carried at estimated fair value, based primarily on quoted market prices. Long term debt is carried at estimated fair value, based on an independent third party quote. All other assets and liabilities are carried at their historical bases which approximate fair value. While the purchase price allocation is preliminary, management is not aware of any material adjustments to the allocation.

The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements are provided to illustrate the effect of the acquisition on Markel and have been prepared using the purchase method of accounting. The unaudited Pro Forma Condensed Consolidated Financial Statements reflect how the balance sheet might have appeared at December 31, 1999 if the acquisition had been consummated at that date and how the statement of income for the year ended December 31, 1999 might have appeared had the acquisition of Terra Nova been consummated on January 1, 1999. Certain reclassifications of Terra Nova's historical financial statements have been made to conform with Markel's historical presentation.

2. Adjustments - Unaudited Pro Forma Condensed Consolidated Balance Sheet - Markel/Terra Nova

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 reflects certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

(A) To record the cash paid, debt incurred and additional equity issued to finance the acquisition. In addition, Terra Nova's long term debt is reduced by $12.2 million to a fair value of $162.8 million.

(B) To adjust the intangible assets to reflect the excess of cost over the fair value of net assets acquired resulting from the acquisition.

(C) To accrue an obligation as specified in an employment contract. In addition, as a result of the merger, Terra Nova's operations will be subject to taxation in the United States. Deferred taxes have been recorded for the United States tax liabilities.

               Obligations under employment contract (1)   $  2,000
               Deferred taxes (2)                             3,475
                                                           --------
                                                           $  5,475
                                                           ========

               (1)  The $2 million accrued obligation was calculated in
                    accordance with the terms of an employment agreement.
               (2)  Deferred taxes primarily relate to Terra Nova's accumulated earnings which have not previously been subject to U.S.
                    taxation and to record deferred income taxes which reflect the net tax effect of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and their respective U.S. tax bases.

(D)   To record the following:

               Write off Terra Nova Debt Costs (1)         (2,059)
               Pension Asset (2)                           14,861
                                                          -------

                                                          $12,802
                                                          =======

               (1) Represents the adjustment to write off Terra Nova's unamortized debt issuance costs which provide no economic value to the combined entity.
               (2) A pension asset is recorded for the excess of the fair value of plan assets over projected benefit obligations. A recent external valuation of the pension plan was used to estimate the fair value adjustment.

(E)   To record consolidating and eliminating entries.

3. Adjustments - Unaudited Pro Forma Condensed Consolidated Statement of Income - Markel/Terra Nova

The accompanying unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1999 reflect certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

(F) Reduction in net investment income due to net cash used in funding the transaction; the rate of return is calculated at 6%. The 6% rate of return is based on historical average yields for the Company's investment portfolio.

(G) Excess of cost over fair value of net assets acquired is amortized on a straight line basis over 20 years. The estimated life of the business acquired was determined based on the value of the Lloyd's franchise, the investment portfolio's earning power and profitable books of business acquired, as well as the capital requirements and other barriers to entering the business acquired.

(H) Interest on borrowed funds under revolving lines of credit is assumed to be 7.7% which is calculated as LIBOR plus 1.25% as specified in the credit facility. For the year ended December 31, 1999, a change of 1/8 percent in the interest rate would result in a change in interest expense and income from continuing operations of $0.3 million and $0.2 million before and after taxes, respectively. In addition, the fair value adjustment for Terra Nova's long term debt is amortized over the remaining lives of those debt instruments.

(I) Taxes on the reduction in net investment income and interest expense pro forma adjustments are calculated at an assumed 35% statutory rate. In addition, as a result of the merger, Terra Nova's operations will be subject to taxation in the United States. Taxes have been recorded for Terra Nova in accordance with United States tax regulations.